                                       HARBORSIDE HEALTHCARE CORPORATION

                                   CERTIFICATE OF DESIGNATION OF THE POWERS,

                                   PREFERENCES AND RELATIVE, PARTICIPATING,

                                     OPTIONAL AND OTHER SPECIAL RIGHTS OF

                                 13 % CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

                           AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

                                      -----------------------------------

                                        PURSUANT TO SECTION 151 OF THE

                               GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                                      -----------------------------------

         Harborside Healthcare Corporation (the "Issuer"), a corporation organized and existing under the
                                                 ------
General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Issuer or any committee of the Board of Directors by its Restated
Certificate of Incorporation (as amended, the "Certificate of Incorporation"), and pursuant to the provisions
                                               ----------------------------
of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, by unanimous written consent dated as of May 8, 2001, duly approved and adopted the following resolution:

         RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of
Incorporation, the Board of Directors does hereby create, authorize and provide for the issue of 13%
Convertible Exchangeable Preferred Stock, par value $0.01 per share, with a liquidation preference of
$1,000.00 per share, consisting of up to 100,000 shares, having the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

         This Certificate of Designation shall be deemed effective on May 10, 2001.

                                                   ARTICLE 1

                                                  DESIGNATION

         SECTION 1.1  There is hereby created out of the authorized and unissued shares of Preferred Stock of the Issuer a class of Preferred Stock designated as the "13% Convertible Exchangeable Preferred Stock".  The
                                                         --------------------------------------------
number of shares constituting such class shall be 100,000 shares of 13% Convertible Exchangeable Preferred
Stock (the "Convertible Exchangeable Preferred Stock"), consisting of one or more series.  Initially, there
            ----------------------------------------
is hereby created "Series A" (the "Series A Convertible Exchangeable Preferred Stock"), consisting of 50,000
                                   -------------------------------------------------
shares of Convertible Exchangeable Preferred Stock which consists of an initial issuance of 15,000 shares of
Convertible Exchangeable Preferred Stock, plus additional shares of Convertible Exchangeable Preferred Stock which, among other things, may be used to pay certain dividends on the Convertible Exchangeable Preferred
Stock if the Issuer elects or is required to pay dividends in additional shares of Preferred Stock.

         SECTION 1.2  In addition, if and when authorized by the Board of Directors, the Issuer may issue
(subject to the 100,000 maximum referred to above and compliance with the terms and provisions hereof)
additional series of Preferred Stock having identical terms and conditions to the Series A Convertible
Exchangeable Preferred Stock (the "Additional Convertible Exchangeable Preferred Stock").  Any shares of
                                   ---------------------------------------------------
Additional Convertible Exchangeable Preferred Stock will be part of the same issue and class as the Series A
Convertible Exchangeable Preferred Stock and will vote as one class with such Convertible Exchangeable
Preferred Stock on all matters subject to a vote by the Holders thereof.  All references in this Certificate of Designation to "Convertible Exchangeable Preferred Stock" include any Additional Convertible Exchangeable
                   ----------------------------------------
Preferred Stock, and any references to "Exchange Debentures" include any Exchange Debentures issued in
                                        -------------------
exchange for Additional Convertible Exchangeable Preferred Stock, unless the context otherwise requires.

                                                   ARTICLE 2

                                                     RANK

         SECTION 2.1  The Convertible Exchangeable Preferred Stock shall, with respect to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Issuer, rank (i) senior to the Existing
Preferred Stock and all classes of Capital Stock of the Issuer established after the Issue Date (other than
Convertible Exchangeable Preferred Stock) by the Board of Directors of the Issuer the terms of which do not expressly provide that it ranks on a parity with the Convertible Exchangeable Preferred Stock as to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Issuer (collectively referred to with the Common Stock of the Issuer as "Junior Securities"); and (ii) on a parity with each series of
                                           -----------------
Preferred Stock established after the Issue Date by the Board of Directors of the Issuer, the terms of which expressly provide that such class will rank on a parity with the Convertible Exchangeable Preferred Stock as to dividends and as to distributions upon the liquidation, winding-up and dissolution of the Issuer
(collectively referred to as "Parity Securities").
                              -----------------

                                                   ARTICLE 3

                                                   DIVIDENDS

         SECTION 3.1  Beginning on the Issue Date, Holders of outstanding Convertible Exchangeable Preferred
Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Issuer, out of funds legally available therefor, dividends on the outstanding Convertible Exchangeable Preferred Stock at the greater of (a) a rate per annum equal to 13% of the liquidation preference per share of outstanding
Convertible Exchangeable Preferred Stock and (b) an amount equal to the dividends payable on outstanding shares of Class A Common Stock (on an as-converted basis) for the same quarterly period.  All dividends will be cumulative, whether or not earned or declared, on a quarterly basis from the date of issuance of the
Convertible Exchangeable Preferred Stock and will be payable quarterly in arrears on February 1, May 1,
August 1 and November 1 of each year (each a "Dividend Payment Date"), commencing on August 1, 2001.  If
                                              ---------------------
dividends are paid at the rate specified in and pursuant to clause (a) above, then (i) until such time as no
Notes are outstanding, such dividends shall be paid in additional fully paid and non-assessable shares of
Convertible Exchangeable Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends, and (ii) after such time as no Notes are outstanding, dividends may be paid in cash at the election of the Issuer.  If dividends are paid at the amount specified in and pursuant to clause (b) above, then such dividends shall be paid in the same form as such dividends are payable on the outstanding shares of
Class A Common Stock, including the form of cash if elected by the Issuer.  Each distribution in the form of a dividend (whether in cash or in additional shares of Convertible Exchangeable Preferred Stock) shall be payable to Holders of record as they appear on the stock books of the Issuer on the applicable record date, which record date shall be January 15, April 15, July 15 and October 15, as the case may be.  Dividends shall cease to accumulate in respect of shares of the Convertible Exchangeable Preferred Stock on the Exchange Date
or on the date of their earlier redemption unless the Issuer shall have failed to issue the appropriate aggregate principal amount of Exchange Debentures in respect of the Convertible Exchangeable Preferred Stock on the Exchange Date or shall have failed to pay the relevant redemption price on the date fixed for redemption.

         SECTION 3.2  All dividends paid with respect to shares of the outstanding Convertible Exchangeable
Preferred Stock pursuant to Section 3.1 hereof shall be paid pro rata to the Holders entitled thereto.

         SECTION 3.3  Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Issuer to pay or set apart for payment, any dividends on shares of the Convertible Exchangeable Preferred Stock at any time.

         SECTION 3.4  Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to Section 5.1 hereof may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

         SECTION 3.5  Notwithstanding Section 3.3, no dividends may be declared or paid (whether in cash, additional Parity Securities or otherwise) or funds set apart for the payment of dividends on any Parity
Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full or declared and, if payable in cash, a sum in cash is set apart for such payment on the
Convertible Exchangeable Preferred Stock.  If full dividends are not so declared, paid or funds therefor set aside, as the case may be, the Convertible Exchangeable Preferred Stock will share dividends pro rata with the Parity Securities based on the relative liquidation preference of the Convertible Exchangeable Preferred
Stock and such Parity Securities.  No dividends may be paid or set apart for such payment on Junior
Securities (except dividends on Junior Securities in additional shares of Junior Securities) and no Junior
Securities or Parity Securities may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid on the Convertible
Exchangeable Preferred Stock.  Holders of Convertible Exchangeable Preferred Stock will not be entitled to any dividends, whether payable in cash, in additional Convertible Exchangeable Preferred Stock, property or stock, in excess of the full cumulative dividends as herein described.

         SECTION 3.6  Holders of shares of Convertible Exchangeable Preferred Stock shall be entitled to receive the dividends provided for in Section 3.1 hereof in preference to and in priority over any dividends upon any Junior Securities.

         SECTION 3.7  Dividends payable on shares of the outstanding Convertible Exchangeable Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months.  If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

                                                   ARTICLE 4

                                            LIQUIDATION PREFERENCE

         SECTION 4.1  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Issuer, each Holder of the Convertible Exchangeable Preferred Stock will be entitled to be paid, out of the assets of the Issuer available for distribution, the liquidation preference of the greater of (a) $1,000 per share and
(b) the aggregate amount which such Holder of Convertible Exchangeable Preferred Stock would have acquired if such Holder had held the maximum number of Conversion Shares acquirable upon the complete conversion of such
Holder's Convertible Exchangeable Preferred Stock pursuant to Section 7.3 immediately before the time and date of the determination of shareholders entitled to receive distributions for such liquidation, dissolution or winding-up; plus an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Securities, including, without limitation, Common Stock of the Issuer.
If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Issuer, the amounts payable with respect to the Convertible Exchangeable Preferred Stock and all other Parity Securities are not paid in full, the Holders of the Convertible Exchangeable Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Issuer in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled.  After payment of the full amount of the liquidation preferences and accumulated and unpaid dividends to which they are entitled, the Holders of Convertible Exchangeable Preferred Stock will not be entitled to any further participation in any distribution of assets of the Issuer.

         SECTION 4.2  For purposes of Section 4.1, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Issuer nor the consolidation or merger of the Issuer with or into one or more corporations will be deemed to be a liquidation, dissolution or winding-up of the Issuer.

                                                   ARTICLE 5

                                                  REDEMPTION

         SECTION 5.1  Optional Redemption.
                      -------------------

         (a)      The Convertible Exchangeable Preferred Stock may be redeemed for cash (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at any time on or after April 1, 2005, in whole or in part, at the option of the Issuer, at the following redemption prices (expressed as percentages of the liquidation preference thereof) if redeemed during the
12-month period beginning April 1 of each of the years set forth below, in each case together with an amount in cash equal to all accumulated and unpaid dividends, if any (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date):

                      Year                                 Percentage

                      2005                                  106.500%

                      2006                                  103.250%

                      2007 and thereafter                   100.000%

         (b)      At any time on or prior to April 1, 2005, the Convertible Exchangeable Preferred Stock may
be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a Change of Control at a redemption price equal to 100% of the liquidation preference thereof to the Redemption Date, plus an amount in cash equal to all accumulated and unpaid dividends thereon (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) plus the Applicable Premium, provided that in no event may any such redemption pursuant to this Section 5.1(b) occur more than 90 days after the occurrence of such Change of Control.
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         (c)      In the event of partial redemptions of Convertible Exchangeable Preferred Stock, the shares to be redeemed will be determined pro rata or by lot, as determined by the Issuer, except that the Issuer may redeem such shares held by any Holders of fewer than 100 shares (or shares held by Holders who would hold less than 100 shares as a result of such redemption), without regard to any pro rata redemption requirement.

         (d)      Notwithstanding Sections 5.1(a) or 5.1(b), no optional redemption may be authorized or made unless prior thereto or contemporaneously therewith full unpaid cumulative dividends shall have been paid or a sum shall have been set apart for such payment on the Convertible Exchangeable Preferred Stock.

         SECTION 5.2  Mandatory Redemption.  On February 1, 2008, the Issuer shall be required to redeem
                      --------------------
(subject to the legal availability of funds therefor) all outstanding shares of Convertible Exchangeable
Preferred Stock at a price equal to the then effective liquidation preference thereof, plus an amount in cash equal to all accumulated and unpaid dividends thereon.

         SECTION 5.3  Procedures for Redemption.  Redemptions pursuant to Section 5.1 and 5.2 shall made in
                      -------------------------
the manner set forth in this Section 5.3.

         (a)      At least 30 days and not more than 60 days prior to the date fixed for any redemption of the
Convertible Exchangeable Preferred Stock written notice (the "Redemption Notice") shall be given by the
                                                              -----------------
Issuer by first-class mail to each Holder of record on the record date fixed for such redemption of the
Convertible Exchangeable Preferred Stock at such Holder's address as the same appears on the stock register of the Issuer, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Convertible Exchangeable Preferred Stock to be redeemed except as to the Holder or Holders to whom the Issuer has failed to give said notice or except as to the Holder or Holders whose notice was defective.  The Redemption Notice shall state:

                  (i)      whether the redemption is pursuant to Section 5.1(a), 5.1(b) or 5.2 hereof;

                  (ii)     the redemption price;

                  (iii)    whether all or less than all the outstanding shares of the Convertible Exchangeable
         Preferred Stock are to be redeemed and the total number of shares of the Convertible Exchangeable
         Preferred Stock being redeemed;

                  (iv)     the number of shares of Convertible Exchangeable Preferred Stock held, as of the appropriate record date, by the Holder that the Issuer intends to redeem;

                  (v)      the Redemption Date;

                  (vi)     that the Holder is to surrender to the Issuer, at the place or places where certificates for shares of Convertible Exchangeable Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, the certificate or certificates representing the shares of Convertible Exchangeable Preferred Stock to be redeemed; and

                  (vii)    that dividends on the shares of the Convertible Exchangeable Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Issuer defaults in the payment of the redemption price.

         (b)      Each Holder of Convertible Exchangeable Preferred Stock shall surrender the certificate or certificates representing such shares of Convertible Exchangeable Preferred Stock to the Issuer (duly endorsed or assigned for transfer) in the manner and at the place designated in the Redemption Notice and on the Redemption Date.  The full redemption price for such shares of Convertible Exchangeable Preferred Stock shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.  In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         (c)      Unless the Issuer defaults in the payment in full of the applicable redemption price, dividends on the Convertible Exchangeable Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redeemed shares shall cease to have any further rights with respect thereto from and after the Redemption Date, other than the right to receive the redemption price, without interest.

         SECTION 5.4  Sinking Fund.  The Issuer will not be required to make sinking fund payments with
                      ------------
respect to the Convertible Exchangeable Preferred Stock.

                                                   ARTICLE 6

                                                 VOTING RIGHTS

         SECTION 6.1  The Holders of shares of Convertible Exchangeable Preferred Stock, except as otherwise required under Delaware law or as set forth in this Article 6, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Issuer.

         SECTION 6.2  Voting Rights Triggering Event.
                      ------------------------------

         (a)      If (i) dividends on the Convertible Exchangeable Preferred Stock are in arrears and unpaid for six quarterly periods (whether or not consecutive), (ii) the Issuer fails to deliver certificates evidencing Conversion Shares to Holders who have elected to convert shares of Convertible Exchangeable
Preferred Stock pursuant to Section 7.3 hereof within the time period specified in Section 7.3 hereof, (iii)
the Issuer fails to discharge any redemption obligation with respect to the Convertible Exchangeable
Preferred Stock (whether or not such redemption is prohibited by the terms of the Existing Credit Facility, the Notes or any other obligation of the Issuer), (iv) the Issuer fails to redeem or make an offer to purchase all of the outstanding shares of Convertible Exchangeable Preferred Stock following a Change of
Control (whether or not the Issuer is permitted to do so by the terms of the Existing Credit Facility, the
Notes or any other obligation of the Issuer) or fails to purchase shares of Convertible Exchangeable
Preferred Stock from Holders who elect to have such shares purchased pursuant to the Exchangeable Preferred
Change of Control Offer (as defined in Section 8.1), (v) a breach or violation of the covenants contained in
Articles 9, 10, 11, 12 or Section 15.5 occurs and the breach or violation continues for a period of 90 days or more, or (vi) the Issuer or any Significant Subsidiary fails to pay any Debt within any applicable grace period after final maturity, or the acceleration of any such Debt by the holders thereof because of a default, so long as the total amount of such Debt unpaid or accelerated exceeds $15.0 million or its foreign currency equivalent, then the number of directors constituting the Board of Directors of the Issuer will be adjusted to permit the Holders of the majority of the then outstanding Convertible Exchangeable Preferred
Stock, voting separately as a class, to elect two directors.  Each such event described in clauses (i)
through (vi) above is referred to herein as a "Voting Rights Triggering Event." Voting rights arising as a
                                               ------------------------------
result of a Voting Rights Triggering Event will continue until (x) in the case of any Voting Rights
Triggering Event under clause (i) of the definition thereof, such time as all dividends in arrears on the
Convertible Exchangeable Preferred Stock are paid in full and (y) in all other cases, any failure, breach or default giving rise to such voting rights is remedied or waived by the Holders of at least a majority of the shares of Convertible Exchangeable Preferred Stock then outstanding (and, in the case of any acceleration referred to in clause (vi) of the definition of "Voting Rights Triggering Event," such acceleration has been rescinded), at which time the term of the directors elected pursuant to the provisions of this Article 6 shall terminate automatically.

         (b)      At any time after voting power to elect directors shall have become vested and be continuing in the Holders of shares of the Convertible Exchangeable Preferred Stock pursuant to Section 6.2(a) hereof, or if vacancies shall exist in the offices of directors elected by the Holders of shares of the Convertible
Exchangeable Preferred Stock, a proper officer of the Issuer may, and upon the written request of the Holders of record of at least 25% of the shares of Convertible Exchangeable Preferred Stock then outstanding addressed to the Secretary of the Issuer shall, call a special meeting of the Holders of Convertible
Exchangeable Preferred Stock, for the purpose of electing the directors which such Holders are entitled to elect.  If such meeting shall not be called by the proper officer of the Issuer within 15 days after personal service of said written request upon the Secretary of the Issuer, or within 20 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Issuer at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of the Convertible
Exchangeable Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Issuer, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Issuer and shall be held at the place for holding the annual meetings of stockholders or such other place in the United States as shall be designated in such notice.
Notwithstanding the provisions of this Section 6.2(b), no such special meeting shall be called if any such request is received less than 40 days before the date fixed for the next ensuing annual or special meeting of stockholders of the Issuer.  Such meeting shall be held within 30 days of the date such notice is given.  Any
Holder of shares of the Convertible Exchangeable Preferred Stock so designated shall have, and the Issuer shall provide, access to the lists of Holders of shares of the Convertible Exchangeable Preferred Stock for purposes of calling a meeting pursuant to the provisions of this Section 6.2(b).

         (c)      At any meeting held for the purpose of electing directors at which the Holders of
Convertible Exchangeable Preferred Stock shall have the right, voting separately as one class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding Convertible Exchangeable Preferred Stock shall be required to constitute a quorum of such
Convertible Exchangeable Preferred Stock.

         (d)      Any vacancy occurring in the office of a director elected by the Holders of the Convertible
Exchangeable Preferred Stock may be filled by the remaining director elected by such Holders unless and until such vacancy shall be filled by such Holders.

         SECTION 6.3  So long as any shares of Convertible Exchangeable Preferred Stock are outstanding, the
Issuer shall not amend this Certificate of Designation so as to affect adversely the special rights, powers, preferences, privileges or voting rights of Holders of the Convertible Exchangeable Preferred Stock, without the affirmative vote or consent of the Holders of in excess of 50% of the then outstanding shares of
Convertible Exchangeable Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting;
provided that (i) the creation, authorization or issuance of any shares of Junior Securities or any Parity
Securities, (ii) the decrease in the amount of authorized Capital Stock of any class, including any
Convertible Exchangeable Preferred Stock or (iii) the increase in the amount of authorized Capital Stock of any class of Junior Securities or Parity Securities (including Convertible Exchangeable Preferred Stock)
shall not require the consent of the Holders of Convertible Exchangeable Preferred Stock and shall not be deemed to affect adversely the special rights, powers, preferences, privileges or voting rights of Holders of shares of Convertible Exchangeable Preferred Stock.

         SECTION 6.4  In any case in which the Holders of shares of the Convertible Exchangeable Preferred
Stock shall be entitled to vote pursuant to this Article 6 or pursuant to Delaware law, each Holder of shares of the Convertible Exchangeable Preferred Stock shall be entitled to one vote for each share of Convertible
Exchangeable Preferred Stock held.  Any action that may be taken hereunder by the Holders of the Convertible
Exchangeable Preferred Stock at a meeting may be taken by written consent of a majority of the Holders of such Convertible Exchangeable Preferred Stock.

         SECTION 6.5  Without the consent of any Holder of Convertible Exchangeable Preferred Stock, the
Issuer may amend or supplement this Certificate of Designation to (i) cure any ambiguity, defect or inconsistency in this Certificate of Designation or (ii) make any change that, as determined by the Board of

Directors in good faith, does not adversely effect the legal rights under this Certificate of Designation of any such Holder.

                                                   ARTICLE 7

                                        OPTIONAL EXCHANGE OR CONVERSION

         SECTION 7.1  Requirements.
                      ------------

         (a)      The Issuer may at its option exchange all, but not less than all, of the then outstanding shares of Convertible Exchangeable Preferred Stock into Exchange Debentures on any Dividend Payment Date, provided that (i) on the date of such exchange such exchange is permitted by the terms of the Indenture and the Existing Credit Facility, (ii) either (x) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act prior to such exchange and shall continue to be in effect on the Exchange Date or (y) (1) the Issuer shall have obtained (and delivered to the Exchange
Debenture Trustee) a written Opinion of Counsel reasonably acceptable to the Exchange Debenture Trustee that an exemption from the registration requirements of the Securities Act is available for such exchange and that upon receipt of such Exchange Debentures pursuant to such exchange made in accordance with such exemption, each Holder that is not an Affiliate of the Issuer will not be subject to any restrictions imposed by the
Securities Act upon the resale thereof and (2) such exemption is relied upon by the Issuer for such exchange;
and (iii) the Issuer shall have delivered to the Exchange Debenture Trustee a written Opinion of Counsel reasonably acceptable to the Exchange Debenture Trustee, dated the Exchange Date, subject to customary exceptions and qualifications, regarding the satisfaction of the conditions set forth in clause (i) and including language substantially to the effect set forth in Section 7.1(b) hereof, provided that in rendering such opinion such counsel may rely, as to matters of fact, on an Officer's Certificate.  In the event that the issuance of the Exchange Debentures is not permitted on the date of exchange or any of the conditions set forth in clauses (i) through (iii) of the preceding sentence are not satisfied on the Exchange Date, the
Issuer shall use its reasonable best efforts to satisfy such conditions and effect such exchange as soon as practicable.

         (b)      Opinion Language.  The Opinion of Counsel referenced in Section 7.1(a)(iii) hereof shall
                  ----------------
include language substantially to the following effect:

                  (i)      The Exchange Debentures have been duly authorized by the Issuer and, when executed, authenticated and delivered in accordance with the provisions of the Exchange Debenture Indenture, will be valid and binding obligations of the Issuer, enforceable against the Issuer, in accordance with their terms, except as the same may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers or distributions by corporations to shareholders, or (B) general principles of equity, whether considered at law or at equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

                                       10

                  (ii)     The Exchange Debenture Indenture has been duly authorized, executed and delivered by the Issuer, and is a valid and binding agreement of the Issuer, enforceable against the Issuer in accordance with its terms, except as the same may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, including without limitation the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers or distributions by corporations to shareholders, or (B)
         general principles of equity, whether considered at law or at equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

         (c)      To exchange the Convertible Exchangeable Preferred Stock for Exchange Debentures, the Issuer
shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder of shares of
                                  ---------------
Convertible Exchangeable Preferred Stock, which notice shall state (i) that the Issuer is exercising its option to exchange the Convertible Exchangeable Preferred Stock for Exchange Debentures pursuant to this
Certificate of Designation, (ii) the date fixed for exchange (the "Exchange Date"), which date shall not be
                                                                   -------------
less than 30 days nor more than 60 days following the date on which the Exchange Notice is mailed, (iii) that the Holder is to surrender to the Issuer, at the place or places where certificates for shares of Convertible
Exchangeable Preferred Stock are to be surrendered for exchange, in the manner designated in the Exchange
Notice, the certificate or certificates representing the shares of Convertible Exchangeable Preferred Stock to be exchanged (duly endorsed or assigned for transfer); (iv) that dividends on the shares of Convertible
Exchangeable Preferred Stock to be exchanged shall cease to accrue on the Exchange Date, and that Holders of
Convertible Exchangeable Preferred Stock shall cease to have any further rights with respect to such shares
(other than the right to receive Exchange Debentures), whether or not certificates for shares of Convertible
Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date unless the Issuer shall default in the delivery of Exchange Debentures; and (v) that interest on the Exchange Debentures shall accrue from the Exchange Date whether or not certificates for shares of Convertible Exchangeable Preferred Stock are surrendered for exchange on the Exchange Date; provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the exchange of any shares of Convertible
Exchangeable Preferred Stock to be exchanged except as to the Holder or Holders to whom the Issuer has failed to give said notice or except as to the Holder or Holders whose notice was defective.  On the Exchange Date, if the conditions set forth in Section 7.1(a)(i) through 7.1(a)(iii) are satisfied, the Issuer shall issue
Exchange Debentures in exchange for the Convertible Exchangeable Preferred Stock as provided in Section
7.1(d).

         (d)      On the Exchange Date, Holders of outstanding shares of Convertible Exchangeable Preferred
Stock will be entitled to receive a principal amount of Exchange Debentures equal to the liquidation preference per share, plus an amount in cash (or, at the election by the Issuer, in principal amount of
Exchange Debentures) equal to all accumulated and unpaid dividends (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Exchange Date to the Exchange
Date).  The Exchange Debentures will be issued in registered form, without coupons.  Exchange Debentures issued in exchange for Convertible Exchangeable Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than
$1,000 so that each Holder of Convertible Exchangeable Preferred Stock will receive certificates representing

                                       11

the entire amount of Exchange Debentures to which his or her shares of Convertible Exchangeable Preferred
Stock entitle him or her, provided that the Issuer may, at its option, pay cash in lieu of issuing an
Exchange Debenture in a principal amount less than $1,000.  On and after the Exchange Date, dividends will cease to accumulate on the outstanding shares of Convertible Exchangeable Preferred Stock, and all rights of the Holders of Convertible Exchangeable Preferred Stock (except the right to receive the Exchange Debentures, an amount in cash equal to the accumulated and unpaid dividends to the Exchange Date (or, at the election by the Issuer, in principal amount of Exchange Debentures) and if the Issuer so elects, cash in lieu of any
Exchange Debenture that is in an amount that is not an integral multiple of $1,000) will terminate.  The
Person entitled to receive the Exchange Debentures issuable upon such exchange will be treated for any purposes as the registered Holder of such Exchange Debentures.  The Exchange Debentures shall rank (i)
subordinate to the Notes and (ii) senior to any Old Notes.

         SECTION 7.2  Procedure for Exchange.
                      ----------------------

         (a)      On or before the Exchange Date, each Holder of Convertible Exchangeable Preferred Stock shall surrender the certificate or certificates representing such shares of Convertible Exchangeable
Preferred Stock, in the manner and at the place designated in the Exchange Notice.  The Issuer shall cause the Exchange Debentures to be executed on the Exchange Date and, upon surrender in accordance with the
Exchange Notice of the certificates for any shares of Convertible Exchangeable Preferred Stock so exchanged
(duly endorsed or assigned for transfer), such shares shall be exchanged by the Issuer into Exchange
Debentures.  The Issuer shall pay interest on the Exchange Debentures at the rate and on the dates specified therein from the Exchange Date.

         (b)      Subject to the satisfaction of the conditions set forth in clauses (i) through (iii) of
Section 7.1(a), if notice has been mailed as aforesaid, and if before the Exchange Date (i) the Exchange
Debenture Indenture shall have been duly executed and delivered by the Issuer and the Exchange Debenture
Trustee and (ii) all Exchange Debentures necessary for such exchange shall have been duly executed by the
Issuer and delivered to the Exchange Debenture Trustee with irrevocable instructions to authenticate the
Exchange Debentures necessary for such exchange, then the rights of the Holders of shares of the Convertible
Exchangeable Preferred Stock as stockholders of the Issuer shall cease (except the right to receive Exchange
Debentures), and the Person or Persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered Holder or Holders of such Exchange Debentures as of the date of exchange without any further action of the Holders of Convertible Exchangeable Preferred Stock.

         SECTION 7.3  Optional Conversion.
                      -------------------

         (a)      The Holder of any shares of Convertible Exchangeable Preferred Stock at his option may at any time (except that if any such share shall have been (i) called for redemption pursuant to Article 5, or
(ii) repurchased pursuant to an Exchangeable Preferred Change of Control Offer under Article 8, then, as to such share, such right shall terminate at the close of business on the date fixed for such redemption or repurchase, unless default shall be made by the Issuer in providing money for the payment of the redemption

                                       12

price or repurchase price of the shares called for redemption or repurchase) convert all or any of such
Holder's shares of Convertible Exchangeable Preferred Stock into fully paid and non-assessable Conversion
Shares at the conversion rate at which Conversion Shares shall be delivered upon conversion (the "Conversion
                                                                                                  -----------
Rate") in effect at the time of conversion.  The Conversion Rate shall initially be 150 Conversion Shares for
----
each share of Convertible Exchangeable Preferred Stock, such Conversion Rate shall be adjusted in certain instances as provided in Section 7.4.  The number of Conversion Shares deliverable upon such conversion shall be the number obtained by multiplying the number of shares of Convertible Exchangeable Preferred Stock being so converted by the Conversion Rate fixed or determined pursuant to the provisions of this paragraph (a) of this Section 7.3 and Section 7.4.  Such right shall be exercised by the surrender to the Issuer of the certificate or certificates, duly endorsed,  representing the shares to be so converted at any time during normal business hours at the office of the Transfer Agent, or to the Issuer if so notified, and, accompanied
(i) by written notice of such Holder's election to convert, (ii) if so required by the Transfer Agent or the
Issuer, by instruments of transfer, in form satisfactory to the Transfer Agent or the Issuer, duly executed by the registered Holder or by his duly authorized attorney, (iii) transfer tax stamps or funds therefor, if required pursuant to paragraph (g) of this Section 7.3, and (iv) in the case of shares surrendered for conversion between the record date preceding a Dividend Payment Date for the Convertible Exchangeable
Preferred Stock (in the case where such dividends are payable in cash pursuant to Section 3.1), but prior to such Dividend Payment Date, an amount equal to the dividends payable on such Dividend Payment Date on the shares to be converted.  All certificates representing the converted Convertible Exchangeable Preferred
Stock, including all certificates not so delivered by such Holders, shall be, or shall be deemed to be, canceled by the Issuer as of the date the election to convert is made and shall thereafter no longer be of any force or effect and the Issuer shall not thereafter issue any such shares of Convertible Exchangeable
Preferred Stock.

         (b)      As promptly as practicable after the surrender for conversion of any certificate(s)
representing shares of Convertible Exchangeable Preferred Stock in the manner provided in paragraph (a) of this Section 7.3 and the payment in cash of any amount required by the provisions of paragraphs (a), (c) and
(g) of this Section 7.3, the Issuer will deliver or cause to be delivered to the Transfer Agent to or upon the written order of the Holder of such certificates representing the number of full Conversion Shares issuable upon such conversion, issued in such name or names as such Holder may direct.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate(s) representing the shares to be converted, and all rights of the Holder of such shares as a
Holder of such shares shall cease at such time and the person or persons in whose name or names the certificates for such Conversion Shares are to be issued shall be treated for all purposes as having become the record holder or holders thereof at such time and such conversion shall be at the Conversion Rate in effect at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Issuer shall be closed shall constitute the person or persons in whose name or names the certificates for such Conversion Shares are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are opened and such conversion shall be at the Conversion Rate in effect at such time on such succeeding day.

         If the last day for the exercise of the conversion right shall be other than a Business Day, then such conversion right may be exercised on the next succeeding Business Day.

                                       13

         (c)      In the case where dividends are payable in cash pursuant to Section 3.1 with respect to shares of Convertible Exchangeable Preferred Stock to be converted and the certificate(s) representing such shares of Convertible Exchangeable Preferred Stock are surrendered for conversion between the close of business on any record date preceding a Dividend Payment Date for the Convertible Exchangeable Preferred
Stock and the opening of business on such Dividend Payment Date, then such surrendered certificate(s) shall
(except in the case of shares of Convertible Exchangeable Preferred Stock which have been called for redemption on a redemption date within such period) be accompanied by payment of an amount equal to the dividend payable on such Dividend Payment Date on the shares being surrendered for conversion. Except as provided in the preceding sentence of this paragraph (c), no adjustments in respect of dividends on either the shares of Convertible Exchangeable Preferred Stock or Conversion Shares shall be made upon the conversion of any shares of Convertible Exchangeable Preferred Stock; provided, however, that if shares shall be converted subsequent to the record date preceding a Dividend Payment Date for the Convertible Exchangeable
Preferred Stock, but prior to such Dividend Payment Date, the registered holder of such shares at the close of business on such record date shall be entitled to receive the dividend payable on such shares on such
Dividend Payment Date in the form which such Holder is entitled to notwithstanding the conversion thereof or the Issuer's default in payment of the dividend due on such Dividend Payment Date.

         (d)      So long as permitted by the Certificate of Incorporation, fractional Conversion Shares may be issued upon the conversion of any share or shares of Convertible Exchangeable Preferred Stock.  If more than one such share of Convertible Exchangeable Preferred Stock shall be surrendered for conversion at the same time by the same Holder, the number of full Conversion Shares which shall be issuable upon the conversion thereof shall be computed on the basis as specified in Section 7.3(a).

         (e)      If either of the following shall occur:  (a) any consolidation, reorganization or merger to which the Issuer is a party, other than a consolidation, reorganization or a merger in which the Issuer is a continuing corporation and which does not result in any reclassification, change or exchange (other than changes in par value or from par value to no par value or from no par value to par value or changes as a result of a subdivision or combination) in outstanding Conversion Shares, or (b) any sale or conveyance to another corporation of the property of the Issuer as an entirety or substantially as an entirety; then the
Holder of each share of Convertible Exchangeable Preferred Stock then outstanding shall upon conversion of such share have the right to convert such share only into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, reorganization, merger, sale or conveyance by a
Holder of the number of Conversion Shares issuable upon conversion of such share of Convertible Exchangeable
Preferred Stock immediately prior to such consolidation, reorganization, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 7.4.  The provisions of this paragraph (e) shall similarly apply to successive consolidations, reorganizations, mergers, sales or conveyances.

         (f)      The Issuer covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the shares of Convertible Exchangeable Preferred Stock, such number of
Conversion Shares as shall be issuable upon the conversion of all such outstanding shares, provided, that

                                       14

nothing contained herein shall be construed to preclude the Issuer from satisfying its obligations in respect of the conversion of the shares by delivery of purchased Conversion Shares which are held in the treasury of the Issuer.

         The Issuer covenants that if any Conversion Shares required to be reserved for purposes of conversion of the shares hereunder require registration with or approval of any governmental authority under any Federal or State law or regulation before such shares may be issued upon conversion, the Issuer will cause such shares to be duly registered or approved, as the case may be.  The Issuer will use its reasonable best efforts to list the Conversion Shares required to be delivered upon conversion of shares prior to such delivery upon each national securities exchange, if any, upon which the outstanding Conversion Shares are listed at the time of such delivery, and, if such outstanding Conversion Shares are not listed on any exchange but is traded in the over-the-counter market, to qualify such shares for trading and quotation privileges such as are then available for the outstanding Conversion Shares.  The Issuer covenants that all
Conversion Shares which shall be issued upon conversion of the shares will upon issue be fully paid and non-assessable and not subject to any preemptive rights.

         For the avoidance of doubt, for purposes of Sections 7.3 and 7.4, the term "Conversion Shares" shall include any other class of capital stock of the Company resulting from successive changes or reclassifications of such Conversion Shares  consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

         (g)      The issuance of certificates for Conversion Shares upon conversion shall be made without charge for any stamp or other similar tax in respect of such issuance.  However, if any such certificate is to be issued in a name other than that of the Holder of the share or shares converted, the person or persons requesting the issuance thereof shall pay to the Issuer the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Issuer that such tax has been paid.

         (h)      Notwithstanding anything elsewhere contained in this Certificate of Designation, any funds which at any time shall have been deposited by the Issuer or on its behalf with the Transfer Agent for the purpose of paying dividends on or the redemption price of any of the shares of Convertible Exchangeable
Preferred Stock and which shall not be required for such purposes because of the conversion of such shares, as provided in this Section 7.3, shall, upon delivery to the Transfer Agent of evidence satisfactory to it of such conversion, be repaid to the Issuer by the Transfer Agent.

         (i)  Legends and Transfer Restrictions of Conversion Shares.
              ------------------------------------------------------

         The Conversion Shares issued upon conversion of the Convertible Exchangeable Preferred Stock shall bear such legends and shall have such transfer restrictions as  provided for in Section 16.2, the Certificate of Incorporation and by the laws of any state or other jurisdiction.

         (j)      Tag-Along Transfers.
                  -------------------

         Notwithstanding anything herein to the contrary, if any holder of Class D Common Stock (the
"Proposed Transferor") notifies the Issuer that such holder proposes to effect a Tag-Along Transfer as
--------------------
contemplated by Article IV, Section 4 of the Certificate of Incorporation, then immediately prior to the

                                       15

delivery of the Transfer Notice by the Proposed Transferor (as described in Article IV, Section 4(b) of the
Certificate of Incorporation), any unconverted shares of Convertible Exchangeable Preferred Stock of each
Holder shall be automatically converted into Conversion Shares if the value of the Conversion Shares issuable upon conversion of such Holder's shares of Convertible Exchangeable Preferred Stock exceeds the aggregate liquidation preference using $1,000 per share of Convertible Exchangeable Preferred Stock plus all accumulated and unpaid dividends thereon to the date fixed for the proposed sale by the Proposed Transferor and plus any premium which would be payable to such Holder upon such proposed Tag-Along Transfer; and the
Holders of such converted shares of Convertible Exchangeable Preferred Stock shall receive from the Issuer the number of fully paid and nonassessable Conversion Shares which such Holders at the time are entitled to receive upon conversion of such Convertible Exchangeable Preferred Stock pursuant to the terms hereof.  Upon conversion of the Convertible Exchangeable Preferred Stock, the Holders shall not be paid or owed any dividends on Conversion Shares for which the record date for such dividends is prior to the conversion of the related shares of Convertible Exchangeable Preferred Stock.  The Conversion Shares issued pursuant to this
Section 7.3(j) shall be subject to all provisions in the Certificate of Incorporation relating to Class A
Common Stock, including but not limited to the benefits of the tag-along provisions set forth in Article IV,
Section 4 of the Certificate of Incorporation and the redemption provisions set forth in Article IV, Section
5 of the Certificate of Incorporation.  Upon conversion of the Convertible Exchangeable Preferred Stock pursuant to this Section 7.3(j), the rights of such Holders as such shall terminate and cease.  Capitalized terms not otherwise defined in this Section 7.4(j) have the meanings set forth in the Certificate of
Incorporation.

         SECTION 7.4  Adjustments of Conversion Rate.         The Conversion Rate shall be shall be subject to
                      ------------------------------
adjustment as follows:

         (a)  Adjustment for Changes in Common Stock.  If, after the Issue Date, the Issuer:
              --------------------------------------

                           (i)      pays a dividend or makes a distribution on shares of any class of its
         Common Stock payable in shares of its Common Stock;

                           (ii)     subdivides or splits any of its outstanding shares of any class of Common
         Stock into a greater number of shares;

                           (iii)    combines any of its outstanding shares of any class of Common Stock into a smaller number of shares; or

                           (iv)     issues by reclassification of any class of its Common Stock any shares of any of its Common Stock;

then the Conversion Rate in effect immediately prior to such action for each share of Convertible
Exchangeable Preferred Stock then outstanding shall be adjusted by multiplying the Conversion Rate in effect immediately prior to such action by a fraction (A) the numerator of which shall be the number of shares of all classes of Common Stock outstanding immediately after such action giving pro forma effect to the exercise of all Warrants and all other then outstanding Convertible Securities (other than the Convertible
Exchangeable Preferred Stock) and (B) the denominator of which shall be the number of shares of all classes

                                       16

of Common Stock outstanding immediately prior to such action or the record date applicable to such action, if any (regardless of whether the Warrants then outstanding are then exercisable and giving pro forma effect to the exercise of all Warrants and all other then outstanding Convertible Securities (other than the
Convertible Exchangeable Preferred Stock)).  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.  In the event that such dividend or distribution is not so paid or made or such subdivision, combination or reclassification is not effected, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such record date or effective date had not been so fixed.

                  If after an adjustment a holder of shares Convertible Exchangeable Preferred Stock upon conversion of such shares of Convertible Exchangeable Preferred Stock may receive shares of two or more classes of Capital Stock of the Issuer, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this
Section 7.4 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this
Section 7.4.

         (b)  Adjustment for Certain Sales of Common Stock Below Current Market Value.
              -----------------------------------------------------------------------

         If, at any time after the Issue Date, the Issuer issues or sells any shares of any class of Common
Stock or any Convertible Security (other than (1) the issuance or exercise of the Warrants, (2) the issuance or the conversion of the Convertible Exchangeable Preferred Stock, (3) pursuant to any Convertible Security outstanding as of the Issue Date (to the extent in accordance with the terms of such Convertible Security as in effect on such date), and (4) upon the conversion, exchange or exercise of any Convertible Security as to which upon the issuance thereof an adjustment pursuant to this Section 7.4 has been made (or was not required under the foregoing clause (1), (2) or (3)) at a price per share (plus, in the case of any Convertible
Security, any consideration (on a per share basis) receivable upon conversion, exchange or exercise, as applicable) below the then Current Market Value, the Conversion Rate for each share of Convertible
Exchangeable Preferred Stock then outstanding shall be adjusted in accordance with the formula:

                           CR1      =           CR x (O+N)
                                            ------------------
                                            (O + (N x P/M))

where:

CR1        =             the adjusted Conversion Rate immediately after the Time of Determination;
CR         =             the pre-adjusted current Conversion Rate immediately prior to the Time of Determination;
O          =             the aggregate number of shares of Common Stock of all classes outstanding immediately prior to such issuance or sale of such Common Stock or Convertible Securities, as the case may be;

                                       17

N          =             the number of shares of Common Stock of any class so issued or sold or the maximum stated number of shares of Common Stock of any class issuable upon the conversion, exchange or exercise of any such Convertible Securities, as the case may be;
P          =             the proceeds per share of Common Stock of the relevant class received by the Issuer, which (i) in the case of shares of Common Stock of any class is the amount received by the Issuer in consideration for the sale and issuance of such shares; and (ii) in the case of Convertible Securities is the amount received by the Issuer in consideration for the sale and issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration, other than the surrender of such Convertible Securities, payable to the Issuer upon exercise, conversion or exchange thereof; and
M          =             the Current Market Value as of the Time of Determination of a share of Common Stock of the relevant class.

                  The adjustment shall become effective immediately after the Time of Determination with respect to the issuance or sale to which this paragraph (b) applies.  To the extent that shares of Common
Stock are not delivered after the expiration of such Convertible Securities (or any Convertible Securities underlying such Convertible Securities), the Conversion Rate for each Share of Convertible Exchangeable
Preferred Stock then outstanding shall be readjusted to the Conversion Rate which would otherwise be in effect had the adjustment made upon the issuance or sale of such Convertible Securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

                  Notwithstanding the foregoing, no adjustment shall be made under this paragraph (b) if the application of the formula stated above in this paragraph (b) would result in a value of CR1 that is lower than the value of CR.

                  Notwithstanding the foregoing, no adjustment shall be made under this paragraph (b) for any adjustment which is the subject of paragraphs (a) or  (c) of this Section 7.4.

                  Notwithstanding the foregoing, no adjustment in the Conversion Rate will be required in respect of:  (a) the grant of any stock option or other stock incentive award pursuant to any stock option or stock incentive plan or arrangement as disclosed in the Annual Report attached as Appendix C to the Offer to
Exchange, (b) the grant of any stock option or stock incentive award at an exercise price at least equal to the then Current Market Value, (c) the grant of any other stock option or stock incentive award to any officer or employee of the Issuer or any of its subsidiaries pursuant to any compensatory plan or arrangement that has been approved by the Issuer's Board of Directors pursuant to a Board Resolution, or (d) the exercise of any such option or award referred to in clause (a), (b) or (c).

                                       18

(c)  Adjustment upon Certain Distributions.
     -------------------------------------

                  (i)      If at any time after the Issue Date the Issuer grants, issues or sells any
Convertible Security or Capital Stock (other than Common Stock) or rights to purchase or subscribe for the same pro rata to the record holders of any class of Common Stock ("Distribution Rights") or,
             --- ----                                                      -------------------
without duplication, makes any dividend or distribution (other than a distribution pursuant to a plan of liquidation) (a "Distribution") on shares of any class of Common Stock (whether in cash,
                         ------------
property, evidences of indebtedness, or otherwise), then the Conversion Rate shall be adjusted in accordance with the formula:

                                    CR1     =        CR x (M/(M-F))

where:

CR1      =        the adjusted Conversion Rate immediately after the Time of Determination;

CR       =        the pre-adjusted Conversion Rate immediately prior to the Time of Determination;

M        =        the Current Market Value at the Time of Determination;

F        =        the fair market value at the Time of Determination of such portion of the, Convertible
                  Securities, Capital Stock or rights to purchase or subscribe for the same, cash, property, evidences of indebtedness, or other assets distributable pursuant to such Distribution
                  Rights or Distribution per share of outstanding Common Stock.

                  The adjustment shall become effective immediately after the Time of Determination with respect to the shareholders entitled to receive the Convertible Securities, Capital Stock or rights to purchase or subscribe for the same, cash, property, evidences of indebtedness, or other assets to which this paragraph (c)(i) applies.  Notwithstanding the foregoing, no adjustment shall be made under this paragraph
(c) if the application of the formula stated above in this paragraph (c)(i) would result in a value of CR1 that is lower than the value of CR.  Notwithstanding the foregoing, this paragraph (c)(i) does not apply to any securities which result in an adjustment pursuant to paragraph (a) of this Section 7.4.

                  (ii)     Notwithstanding the provisions of paragraph (c)(i) of this Section 7.4, an event which would otherwise give rise to an adjustment pursuant to Section 7.4(c)(i) shall not give rise to such adjustment if the Issuer grants, issues or sells Distribution Rights to the Holders of
Convertible Exchangeable Preferred Stock or includes the Holders of Convertible Exchangeable
Preferred Stock in such Distribution, in each case on a pro rata basis, assuming for the purpose of
                                                        --- ----
this Section 7.4(c)(ii) that (x) all outstanding shares of Common Stock are of one class and (y) the
Convertible Exchangeable Preferred Stock had been converted.

         (d)  Notice of Adjustment.
              --------------------

                                       19

         Whenever the Conversion Rate is adjusted, the Issuer shall or shall cause the Transfer Agent to promptly mail to Holders of Convertible Exchangeable Preferred Stock then outstanding at the addresses appearing on the stock register a notice of the adjustment.  The Issuer shall file with the Transfer Agent such notice and a certificate from the Issuer's Chief Financial Officer briefly stating the facts requiring the adjustment and the manner of computing it.  The certificate shall be conclusive evidence that the adjustment is correct, absent manifest error.  The Transfer Agent shall not be under any duty or responsibility with respect to any such certificate except to exhibit the same during normal business hours to any holder desiring inspection thereof.

         (e)  Other Events.
              ------------

         If any event occurs as to which the provisions of this Section 7.4 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Issuer, fairly and adequately protect the rights of the Holders of Convertible Exchangeable Preferred Stock in accordance with the essential intent and principles of such provisions, then such Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board of Directors, to protect such rights as aforesaid, but in no event shall any such adjustment have the effect of decreasing the Conversion
Rate or decreasing the number of Conversion Shares issuable upon conversion of the Convertible Exchangeable
Preferred Stock.

         (f)  Issuer Determination Final.
              --------------------------

         Any determination that the Issuer or the Board of Directors of the Issuer must make pursuant to this
Section 7.4 shall be conclusive, absent manifest error.

         (g)  Transfer Agent's Adjustment Disclaimer.
              --------------------------------------

         The Transfer Agent shall have no duty to determine when an adjustment under this Section 7.4 should be made, how it should be made or what it should be.  The Transfer Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of shares of Convertible Exchangeable Preferred Stock.  The Transfer Agent shall not be responsible for the
Issuer's failure to comply with this Section 7.4.

                                       20

          (h)  Voluntary Adjustment.
               --------------------

         The Issuer from time to time may increase the Conversion Rate by any number and for any period of time; provided that such period is not less than 20 Business Days.  Whenever the Conversion Rate is so
      --------
increased, the Issuer shall mail to holders at the addresses appearing on the stock register and file with the Transfer Agent a notice of the increase.  The Issuer shall give the notice at least 15 days before the date the increased Conversion Rate takes effect.  The notice shall state the increased Conversion Rate and the period it will be in effect.  A voluntary increase in the Conversion Rate shall not change or adjust the
Conversion Rate otherwise in effect as determined by this Section 7.4.

         (i)  Multiple Adjustments.
              --------------------

         After an adjustment to the Conversion Rate for outstanding Convertible Exchangeable Preferred Stock under this Section 7.4, any subsequent event requiring an adjustment under this Section 7.4 shall cause an adjustment to the Conversion Rate for outstanding Convertible Exchangeable Preferred Stock as so adjusted.
For the purposes of adjustments with respect to Convertible Securities, the maximum number of shares of
Capital Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Capital
Stock upon exercise, exchange or conversion of such Convertible Securities.

         (j)  When De Minimis Adjustment May Be Deferred.
              ------------------------------------------

         No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of
                                                  --------  -------
the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations shall be made by the Issuer and shall be rounded to the sixth decimal place.
No adjustment need be made for a change in the par value or no par value of the Common Stock and no adjustment shall be deferred beyond the date on which a share of Convertible Exchangeable Preferred Stock is converted.

                                                   ARTICLE 8

                                            CHANGE OF CONTROL OFFER

         SECTION 8.1

         (a)      Upon the occurrence of a Change of Control, unless all Convertible Exchangeable Preferred
Stock has been called for redemption pursuant to Article 5, each Holder of outstanding Convertible
Exchangeable Preferred Stock will have the right to require the Issuer to repurchase all or any part of such
Holder's Convertible Exchangeable Preferred Stock pursuant to an offer (the "Exchangeable Preferred Change of
                                                                             ---------------------------------
Control Offer") at an offer price in cash (the "Exchangeable Preferred Change of Control Payment") equal to
-------------                                   ------------------------------------------------
101% of the aggregate liquidation preference thereof plus an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the
Dividend Payment Date immediately prior to the repurchase date to the repurchase date), if any, to the date of repurchase.

         (b)      The Issuer shall not be required to make an Exchangeable Preferred Change of Control Offer upon a Change of Control if a third party makes and consummates an Exchangeable Preferred Change of Control
Offer in accordance with the provisions of this Article 8.

         SECTION 8.2  In the event that the Issuer shall be required to commence an Exchangeable Preferred
Change of Control Offer, the Issuer shall follow the procedures specified in this Section 8.2.

                                       21

         (a)      Within 30 days after a Change of Control (unless (i) the Issuer is not required to make such offer pursuant to Section 8.1(b) or (ii) all shares of Convertible Exchangeable Preferred Stock have been called for redemption pursuant to Article 5), the Issuer shall (x) commence an Exchangeable Preferred Change of Control Offer, which shall remain open for a period of at least 20 Business Days following its commencement (the "Offer Period") and (y) send, by first class mail, a notice to the Transfer Agent and each
                   ------------
of the Holders of the Convertible Exchangeable Preferred Stock which shall contain all instructions and materials necessary to enable such Holders to tender their shares of Convertible Exchangeable Preferred Stock pursuant to such Exchangeable Preferred Change of Control Offer.  The notice, which shall govern the terms of the Exchangeable Preferred Change of Control Offer, shall describe the transaction or transactions that constitute the Change of Control and shall state:

                  (i)      that the Exchangeable Preferred Change of Control Offer is being made pursuant to this Article 8;

                  (ii)     that the Issuer is required to offer to purchase all of the outstanding shares of
         Convertible Exchangeable Preferred Stock at a purchase price equal to the Exchangeable Preferred
         Change of Control Payment and, that on the date specified in such notice (the "Purchase Date"),
                                                                                        -------------
         which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, the Issuer shall repurchase all shares of Convertible Exchangeable Preferred Stock validly tendered and not withdrawn pursuant to this Article 8;

                  (iii)    that any outstanding shares of Convertible Exchangeable Preferred Stock not tendered or accepted for payment shall continue to accrue dividends;

                  (iv)     that, unless the Issuer defaults in making such payment, shares of Convertible
         Exchangeable Preferred Stock accepted for payment pursuant to the Exchangeable Preferred Change of
         Control Offer shall cease to accrue dividends after the Purchase Date;

                  (v)      that Holders of outstanding Convertible Exchangeable Preferred Stock electing to have such shares purchased pursuant to an Exchangeable Preferred Change of Control Offer may elect to have all or any portion of such shares purchased;

                  (vi)     that Holders of outstanding Convertible Exchangeable Preferred Stock electing to have such shares purchased pursuant to an Exchangeable Preferred Change of Control Offer shall be required to surrender the Convertible Exchangeable Preferred Stock with such customary documents of surrender and transfer as the Issuer may reasonably request, duly completed, or transfer by book-entry transfer, to the Issuer or the Transfer Agent at the address specified in the notice prior to the Purchase Date;

                  (vii)    that Holders shall be entitled to withdraw their election if the Issuer, or the
         Transfer Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate liquidation preference of the Convertible Exchangeable Preferred Stock the Holder
         delivered for purchase and a statement that such Holder is withdrawing its election to have such
         Convertible Exchangeable Preferred Stock purchased; and

                  (viii)   that Holders whose shares of Convertible Exchangeable Preferred Stock are purchased only in part shall be issued new Convertible Exchangeable Preferred Stock equal in liquidation preference to the unpurchased portion of the Convertible Exchangeable Preferred Stock surrendered

                                       22

         (or transferred by bookentry transfer), which unpurchased portion must be equal to $1,000 in liquidation preference or an integral multiple thereof.

         (b)      On (or at the Issuer's election, before) the Purchase Date, the Issuer shall:

                  (i)      to the extent lawful, accept for payment, the outstanding Convertible Exchangeable
         Preferred Stock or portions thereof validly tendered pursuant to the Exchangeable Preferred Change of Control Offer and not theretofore withdrawn;

                  (ii)     deposit with the Transfer Agent an amount equal to the Exchangeable Preferred
         Change of Control Payment in respect of all Convertible Exchangeable Preferred Stock or portions thereof so tendered; and

                  (iii)    deliver or cause to be delivered to the Transfer Agent the shares of Convertible
         Exchangeable Preferred Stock so accepted together with an Officers' Certificate stating the aggregate liquidation preference of such Convertible Exchangeable Preferred Stock or portions thereof being purchased by the Issuer.

         The Issuer or the Transfer Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the Exchangeable Preferred Change of Control Payment with respect to the
Convertible Exchangeable Preferred Stock tendered by such Holder and accepted by the Issuer for purchase.
The Issuer shall promptly issue new certificates representing shares of Convertible Exchangeable Preferred
Stock and mail (or cause to be transferred by book entry) to each Holder a new certificate representing shares of Convertible Exchangeable Preferred Stock equal in liquidation preference to any unpurchased portion of the Convertible Exchangeable Preferred Stock so surrendered, if any, provided that each such new share of
Convertible Exchangeable Preferred Stock shall be in a principal amount of $1,000 or an integral multiple thereof.

         Any Convertible Exchangeable Preferred Stock not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.  On the Purchase Date, all Convertible Exchangeable Preferred Stock
purchased by the Issuer shall be delivered to the Transfer Agent for cancellation.  All Convertible
Exchangeable Preferred Stock or portions thereof purchased pursuant to the Exchangeable Preferred Change of
Control Offer will be canceled by the Transfer Agent.  The Issuer shall publicly announce the results of the
Exchangeable Preferred Change of Control Offer on or as soon as practicable after the Purchase Date.

         (c)      On and after the Purchase Date, dividends shall cease to accrue on the Convertible
Exchangeable Preferred Stock or the portions of Convertible Exchangeable Preferred Stock repurchased and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Purchase Date.

                                       23

         SECTION 8.3  The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the Exchangeable Preferred Change of Control Offer.  To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Article 8, the Issuer shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 8.3 by virtue thereof.

         SECTION 8.4  Prior to complying with the provisions of this Article 8, but in any event within 90 days following a Change of Control, the Issuer will either use commercially reasonable efforts to repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding
Senior Debt to permit the repurchase of Convertible Exchangeable Preferred Stock required by this Article 8, unless notice of redemption of all Convertible Exchangeable Preferred Stock has then been given pursuant to the provisions described in this Article 8 and such redemption is permitted by the terms of outstanding
Senior Debt.

                                                   ARTICLE 9

                                              RESTRICTED PAYMENTS

         SECTION 9.1  The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (i)      declare or pay any dividend or make any other distribution (including any payment in connection with any merger or consolidation) on account of any Junior Equity Interests of the
         Issuer or Equity Interests of any Restricted Subsidiary (other than dividends or distributions payable in Junior Equity Interests of the Issuer or Equity Interests of any Restricted Subsidiary
         (other than Disqualified Stock) and dividends payable to the Issuer or any Restricted Subsidiary);

                  (ii)     purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation) any Junior Equity Interests of the Issuer or any Equity Interests
         of any Restricted Subsidiary held by Persons other than the Issuer or any Restricted Subsidiary; or

                  (iii)    make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments"), unless, at the time of, and after giving effect to, such Restricted Payment:
       -------------------

         (a)      no Voting Rights Triggering Event shall have occurred and be continuing or would occur as a consequence thereof;

         (b)      the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period,

                                       24

have been permitted to incur at least $1.00 of additional Debt pursuant to the Consolidated Coverage Ratio test set forth in Section 10.1; and

         (c)      such Restricted Payment, together with (without duplication) the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Old Issue Date
(excluding Restricted Payments permitted by clauses (ii), (iv) and (v) of Section 9.2, but including all other Restricted Payments permitted by Section 9.2, is less than the sum (without duplication) of

                  (i)      50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the fiscal quarter during which the Old Issue Date with respect to the Series A Convertible Exchangeable Preferred Stock occurred to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less
         100% of such deficit), plus

                  (ii)     100% of the aggregate net cash proceeds received by the Issuer from the issue or sale (other than to a Subsidiary) of, or from capital contributions with respect to, Junior Equity
         Interests of the Issuer (other than Disqualified Stock), in either case after the Old Issue Date, plus

                  (iii)    the aggregate principal amount (or accreted value, if less) of Debt, Disqualified
         Stock or Equity Interests (other than Junior Equity Interests) of the Issuer or any Restricted
         Subsidiary issued since the Old Issue Date (other than to a Restricted Subsidiary) that has been converted into Junior Equity Interests (other than Disqualified Stock) of the Issuer, plus

                  (iv)     100% of the aggregate net cash received by the Issuer or a Restricted Subsidiary of the Issuer since the Old Issue Date from (A) Restricted Investments, whether through interest payments, principal payments, dividends or other distributions or payments, or the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) thereof made by the Issuer and its
         Restricted Subsidiaries and (B) a cash dividend from, or the sale (other than to the Issuer or a
         Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary, plus

                  (v)      upon the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary,
         the fair market value of the Investments of the Issuer and its Restricted Subsidiaries (other than such Subsidiary) in such Subsidiary.

         SECTION 9.2  The foregoing provisions of Section 9.1 will not prohibit:

         (i)      the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Certificate of Designation;

         (ii)     the redemption, repurchase, retirement, defeasance or other acquisition of any Junior Equity
Interests of the Issuer or Equity Interests of any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of

                                       25

other Junior Equity Interests of the Issuer or Equity Interests of any Restricted Subsidiary  (including the conversion of Convertible Exchangeable Preferred Stock into common stock of the Issuer), or a capital contribution with respect to Junior Equity Interests of the Issuer (other than, in each case, any sale of or capital contribution in respect of Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of Section 9.1;

         (iii)    the redemption, repurchase, retirement, defeasance or other acquisition of Junior Equity
Interests upon a Change of Control to the extent required by the agreement or certificate of designation governing such Junior Equity Interests, but only (x) if the Issuer shall have complied with Article 8 and repurchased all Convertible Exchangeable Preferred Stock tendered pursuant to the offer required by such covenant prior to purchasing or repaying such Junior Equity Interests, and (y) within six months after the date such offer is consummated;

         (iv)     the payment of any dividend by a Restricted Subsidiary of the Issuer to the holders of its common Equity Interests on a pro rata basis;

         (v)      to the extent constituting Restricted Payments, the Specified Affiliate Payments; and

         (vi)     Restricted Payments in an aggregate amount not to exceed $10 million.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if
such designation would not cause a Voting Rights Triggering Event.  For purposes of making such determination, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated, to the extent they do not constitute Permitted
Investments at the time such Subsidiary became an Unrestricted Subsidiary, will be deemed to be Restricted
Payments made at the time of such designation.  The amount of such outstanding Investments will be equal to the portion of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such
Subsidiary is designated an Unrestricted Subsidiary that is represented by the interest of the Issuer and its
Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of
Directors of the Issuer.  Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Issuer.

         In making the computations required by this Article 9, (i) the Issuer or the relevant Restricted
Subsidiary may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Issuer for the remaining portion of such period and (ii) the Issuer or the relevant Restricted Subsidiary will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Issuer and the

                                       26

Restricted Subsidiary that are available on the date of determination.  If the Issuer makes a Restricted
Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Issuer or any Restricted Subsidiary be permitted under the requirements of this Certificate of
Designation, such Restricted Payment will be deemed to have been made in compliance with this Certificate of
Designation notwithstanding any subsequent adjustments made in good faith to the Issuer's or any Restricted
Subsidiary's financial statements, affecting Consolidated Net Income of the Issuer for any period.

         For the avoidance of doubt, it is expressly agreed that no payment or other transaction permitted by clauses (3), (4) and (5) of Section 12.2 shall be considered a Restricted Payment for purposes of, or otherwise restricted by, this Certificate of Designation.

                                                  ARTICLE 10

                              INCURRENCE OF DEBT AND ISSUANCE OF PREFERRED STOCK

         SECTION 10.1  The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Debt and that the Issuer will
                                                                   -----
not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer and its Restricted Subsidiaries may incur Debt or issue shares of Disqualified Stock and the Issuer's Restricted Subsidiaries may issue Preferred Stock, if the
Consolidated Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 1.75 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional
Debt had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         SECTION 10.2  The provisions of Section 10.1 will not apply to the incurrence of any of the following items of Debt (collectively, "Permitted Debt"):
                                        --------------

         (i)      the incurrence of term and revolving Debt, letters of credit (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof) and other Debt under Credit
Facilities (including Guarantees by the Issuer or any of its Subsidiaries of synthetic lease drawings and other loans under the Existing Credit Facility or of other Debt under Credit Facilities); provided that the aggregate principal amount of such Debt outstanding pursuant to this clause (i) does not exceed an amount equal to $250.0 million;

         (ii)     the incurrence by the Issuer and its Restricted Subsidiaries of Existing Debt;

         (iii)    the incurrence by (A) the Issuer of Debt represented by the Notes, the Old Notes and the
Exchange Debentures and (B) the Guarantors of Debt represented by the Note

                                       27

Guarantees and the guarantors of
the Old Notes of Debt represented by their guarantees of the Old Notes;

         (iv)     the incurrence by the Issuer or any of its Restricted Subsidiaries of Acquired Debt;

         (v)      the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing
Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt (other than intercompany Debt) that was permitted by this Certificate of Designation to be incurred;

         (vi)     the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Debt or
Preferred Stock owed or issued to and held by the Issuer and any of its Restricted Subsidiaries, provided, however, that (A) any subsequent issuance or transfer of Equity Interests or other action that results in any such Debt or Preferred Stock being held by a Person other than the Issuer or a Restricted Subsidiary and (B)
any sale or other transfer of any such Debt or Preferred Stock to a Person that is not either the Issuer or a
Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Debt or issuance of such Preferred Stock by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

         (vii)    the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations
that are incurred (A) principally for the purpose of fixing or hedging interest rate risk with respect to any floating rate Debt that is permitted by the terms of this Certificate of Designation to be outstanding or (B)
principally for the purpose of fixing or hedging currency exchange rate risk or commodity price risk incurred in the ordinary course of business;

         (viii)   the guarantee by the Issuer or any Restricted Subsidiary of Debt of the Issuer or a
Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this section;
and

         (ix)     the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Debt (which may comprise Debt under the Existing Credit Facility) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (ix) not to exceed an amount equal to $20.0 million.

         For purposes of determining compliance with this Article 10, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (ix) of
Section 10.2, or is entitled to be incurred pursuant to Section 10.1, the Issuer shall, in its sole discretion, classify such item of Debt in any manner that complies with this Article 10 and such item of Debt will be treated as having been incurred pursuant to only one of such clauses of Section 10.2 or pursuant to
Section 10.1 hereof.  Accrual of interest and the accretion of accreted value will be deemed not to be an incurrence of Debt for purposes of this Article 10.

                                       28

                                                  ARTICLE 11

                       MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

         SECTION 11.1  The Issuer may not consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

         (i)      the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

         (ii)     the Convertible Exchangeable Preferred Stock shall be converted into or exchanged for and shall become shares of the surviving entity having in respect of such surviving entity substantially the same rights and privileges that the Convertible Exchangeable Preferred Stock had immediately prior to such transaction with respect to the Issuer and shall not be subordinated to any Preferred Stock of the surviving entity;

         (iii)    immediately after such transaction no Voting Rights Triggering Event shall exist; and

         (iv)     except in the case of a merger of the Issuer with or into a Wholly Owned Restricted
Subsidiary of the Issuer, the Issuer or the Person formed by or surviving any such consolidation or merger
(if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either
(x) be permitted to incur at least $1.00 of additional Debt pursuant to the Consolidated Coverage Ratio test set forth in Section 10.1 or (y) have a Consolidated Coverage Ratio at least equal to the Consolidated
Coverage Ratio of the Issuer for such four-quarter reference period.

         SECTION 11.2  Notwithstanding clauses (iii) and (iv) of Section 11.1, (a) any Restricted Subsidiary
may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer and (b)
the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another jurisdiction.

                                                  ARTICLE 12

                                         TRANSACTIONS WITH AFFILIATES

         SECTION 12.1  The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:
    ---------------------

                                       29

         (i)      such Affiliate Transaction is on terms that, taken as a whole, are no less favorable to the
Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

         (ii)     the Issuer delivers to the Transfer Agent (a) with respect to any Affiliate Transaction entered into after the Issue Date involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate
Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing.

         SECTION 12.2  The provisions of Section 12.1 shall not prohibit and the following shall not be deemed to be Affiliate Transactions:

         (1)      transactions between or among the Issuer and/or its Restricted Subsidiaries;

         (2)      Permitted Investments and Restricted Payments that are permitted by the provisions of this
Certificate of Designation described in Article 9;

         (3)      employment agreements, employee benefit plans and related arrangements entered into in the ordinary course of business and all payments and other transactions contemplated thereby;

         (4)      any payments to Investcorp and its Affiliates (whether or not such Persons are Affiliates of the Issuer) (A) for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the Board of Directors of the Issuer in good faith and (B) of annual management, consulting and advisory fees and related expenses;

         (5)      any agreement in effect on the Old Issue Date (including the Recapitalization Agreement,
Services Agreement between the Berkshire Companies Limited Partnership and the Issuer (as amended), the
Brevard lease agreement, the Warrant and Preferred Stock Subscription Agreement between the Issuer and
Investcorp and or/or one of more of its affiliates or designees) or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect) or any payment or other transaction contemplated by any of the foregoing; and

         (6)      Debt permitted by clause (ix) of Section 10.2 hereof to the extent such Debt is on terms that, taken as a whole, are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person.

                                       30

                                                  ARTICLE 13

                                           DISCHARGE AND DEFEASANCE

         SECTION 13.1  Legal Defeasance and Covenant Defeasance.
                       ----------------------------------------

         (a)      The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 13.1(b) or 13.1(c) hereof be applied to all outstanding Convertible Exchangeable Preferred Stock upon compliance with the conditions set forth below in this Article 13.

         (b)      Upon the Issuer's exercise under Section 13.1(a) hereof of the option applicable to this
Section 13.1(b), the Issuer shall, subject to the satisfaction of the conditions set forth in Section 13.2 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Convertible
Exchangeable Preferred Stock on the date the conditions set forth below are satisfied (hereinafter, "Legal
                                                                                                     ------
Defeasance").  For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and
----------
discharged all the obligations represented by the outstanding Convertible Exchangeable Preferred Stock, which
Convertible Exchangeable Preferred Stock shall thereafter be deemed to be "outstanding" only for the purposes of Section 13.3 hereof and the other Sections of this Certificate of Designation referred to in (i) and (ii)
below, and to have satisfied all their other obligations under such Convertible Exchangeable Preferred Stock and this Certificate of Designation (and the Transfer Agent, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (i) the rights of Holders of outstanding
Convertible Exchangeable Preferred Stock to receive solely from the trust fund described in this Article 13, as more fully set forth in such Article and payments in respect of the liquidation preference of, accumulated and unpaid dividends on such Convertible Exchangeable Preferred Stock when such payments are due and (ii)
this Article 13.  Subject to compliance with this Article 13, the Issuer may exercise its option under this
Section 13.1(b) notwithstanding the prior exercise of its option under Section 13.1(c) hereof.

         (c)      Upon the Issuer's exercise under Section 13.1(a) hereof of the option applicable to this
Section 13.1(c), the Issuer shall, subject to the satisfaction of the conditions set forth in Section 13.2 hereof, be released from its obligations under Articles 8, 9, 10, 12, and Sections 11.1(iv) and 15.6 hereof with respect to the outstanding Convertible Exchangeable Preferred Stock on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Convertible Exchangeable
                                             -------------------
Preferred Stock shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such
Articles and Section, but shall continue to be deemed "outstanding" for all the other purposes hereunder (it being understood that such Convertible Exchangeable Preferred Stock shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect of any term, condition or limitation set forth in any such Article or Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Article or Section or by reason of any reference in any such Article or Section to any other provision herein or in any other document and such omission to comply shall not constitute a Voting Rights Triggering

                                       31

Event under Section 6.2 hereof, but, except as specified above, the remainder of this Certificate of Designation and such Convertible Exchangeable Preferred Stock shall be unaffected thereby.

         SECTION 13.2.  Conditions to Legal or Covenant Defeasance.  The following shall be the conditions to
                        ------------------------------------------
the application of either Section 13.1(b) or 13.1(c) hereof to the outstanding Convertible Exchangeable
Preferred Stock:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a)      the Issuer must irrevocably deposit with the Transfer Agent, in trust, for the benefit of the Holders, cash in United States dollars, Government Notes, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the aggregate liquidation preference of, and accumulated and unpaid dividends on the outstanding Convertible
Exchangeable Preferred Stock on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

         (b)      in the case of an election under Section 13.1(b) hereof, the Issuer shall have delivered to the Transfer Agent an Opinion of Counsel in the United States reasonably acceptable to the Transfer Agent confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue
Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the
Holders of the outstanding Convertible Exchangeable Preferred Stock will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal
Defeasance had not occurred;

         (c)      in the case of an election under Section 13.1(c) hereof, the Issuer shall have delivered to the Transfer Agent an Opinion of Counsel in the United States, subject to customary assumptions and exclusions, reasonably acceptable to the Transfer Agent confirming that the Holders of the outstanding
Convertible Exchangeable Preferred Stock will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d)      no Voting Rights Triggering Event shall have occurred and be continuing on the date of such deposit (other than a Voting Rights Triggering Event resulting from the Incurrence of Debt) all or a portion of the proceeds of which will be used to defease the Convertible Exchangeable Preferred Stock pursuant to this Article 13 concurrently with such Incurrence;

         (e)      such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Certificate of
Designation) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its
Subsidiaries is bound;

         (f)      the Issuer shall have delivered to the Transfer Agent an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that after the 91st day following the deposit pursuant to
Section 13.2(a), the trust funds will not be part of any "estate" formed by the bankruptcy or reorganization

                                       32

of the Issuer or subject to the "automatic stay" under the Bankruptcy Code or recoverable as a preferential transfer in a bankruptcy case of the Issuer, or in the case of a Covenant Defeasance, will be subject to a first priority lien in favor of the Transfer Agent for the benefit of the Holders;

         (g)      the Issuer shall have delivered to the Transfer Agent an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the
Issuer; and

         (h)      the Issuer shall have delivered to the Transfer Agent an Officers' Certificate and an
Opinion of Counsel, subject to customary assumptions and exclusions, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

         SECTION 13.3.  Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                        -----------------------------------------------------------------------------------
Provisions.  Subject to Section 13.4 hereof, all money and Government Notes (including the proceeds thereof)
----------
deposited with the Transfer Agent (or other qualifying trustee, collectively for purposes of this Section
13.3, the "Transfer Agent") pursuant to Section 13.2 hereof in respect of the outstanding Convertible
           --------------
Exchangeable Preferred Stock shall be held in trust and applied by the paying agent, in accordance with the provisions of such Convertible Exchangeable Preferred Stock and this Certificate of Designation, to the payment, either directly or through any paying agent (including the Issuer acting as paying agent) as the
Transfer Agent may determine, to the Holders of such Convertible Exchangeable Preferred Stock of all sums due and to become due thereon in respect of the liquidation preference of and accumulated and unpaid dividends on the Convertible Exchangeable Preferred Stock, but such money need not be segregated from other funds except to the extent required by law.

         Anything in this Article 13 to the contrary notwithstanding, the Transfer Agent shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Notes held by it as provided in Section 13.2 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Transfer Agent (which may be the opinion delivered under Section 13.2(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         SECTION 13.4.  Repayment to Issuer.  Any money deposited with the Transfer Agent or any paying
                        -------------------
agent, or then held by the Issuer, in trust for the payment of the aggregate liquidation preference of, and accumulated and unpaid dividends on, and remaining unclaimed for two years after such amounts have become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Transfer Agent with respect to such trust money, and all liability of any paying agent (including the Issuer as paying agent) thereof, shall thereupon cease; provided, however, that the Transfer Agent or paying agent, before being required to make any such repayment, may at the expense of the Issuer, cause to be published once, in the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not

                                       33

be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

         SECTION 13.5.  Reinstatement.  If the Transfer Agent is unable to apply any United States dollars or
                        -------------
Government Notes in accordance with this Article 13 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Certificate of Designation and the Convertible Exchangeable Preferred Stock shall be revived and reinstated as though no deposit had occurred pursuant to this Article 13 until such time as the
Transfer Agent is permitted to apply all such money in accordance with this Article 13; provided, however, that, if the Issuer makes any payment on account of the Convertible Exchangeable Preferred Stock following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such
Convertible Exchangeable Preferred Stock to receive such payment from the money held by the Transfer Agent or any paying agent.

                                                  ARTICLE 14

                                              REGISTRATION RIGHTS

         SECTION 14.1  Registration Rights.  Each Holder shall be entitled to the rights granted by the
                       -------------------
Issuer under the Preferred Stock Registration Rights Agreement, and shall be bound by the restrictions contained therein, on the certificates representing the Convertible Exchangeable Preferred Stock and in any
offering memorandum for any Additional Convertible Exchangeable Preferred Stock.

                                                  ARTICLE 15

                                                 MISCELLANEOUS

         SECTION 15.1  Preemptive Rights.  No shares of Convertible Exchangeable Preferred Stock shall have
                       -----------------
any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

         SECTION 15.2  Reissuance of Convertible Exchangeable Preferred Stock.  Shares of Convertible
                       ------------------------------------------------------
Exchangeable Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Issuer and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the
Issuer, except that any issuance or reissuance of shares of Convertible Exchangeable Preferred Stock must be in compliance with this Certificate of Designation, and except as further provided in Section 7.3 hereof.

         SECTION 15.3  Business Day.  If any payment, redemption, repurchase or exchange shall be required by
                       ------------
the terms hereof to be made on a day that is not a Business Day, such payment, redemption, repurchase or exchange shall be made on the immediately succeeding Business Day and no interest shall accrue on the intervening period.

                                       34

         SECTION 15.4  Remedies.  The sole remedy to Holders of Convertible Exchangeable Preferred Stock in
                       --------
the event of the Issuer's failure to comply with any of the provisions hereof and the sole consequence of any such failure will be the voting rights described in Article 6.

         SECTION 15.5  Reports.  Notwithstanding that the Issuer may not be required to be or remain subject
                       -------
to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the
Exchange Act, the Issuer will file with the Commission, and provide, within 15 days after the Issuer is required to file the same with the Commission and the Holders with the annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act.  In the event the Issuer is not permitted to file such reports, documents and information with the Commission, the Issuer will provide substantially similar information to the Trustee and the Holders, as if the Issuer were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

         SECTION 15.6  Waiver.  The Holders of at least a majority of the outstanding shares of Convertible
                       ------
Exchangeable Preferred Stock, voting or consenting, as the case may be, as one class, may also waive compliance with any provision of this Certificate of Designation.

         SECTION 15.7  Certificate as to Conditions Precedent.  Upon any request or application by the Issuer
                       --------------------------------------
to the Transfer Agent to take or refrain from taking any action under this Certificate of Designation, at the request of the Transfer Agent, the Issuer shall furnish to the Transfer Agent:

         (1)      an Officers' Certificate in form and substance reasonably satisfactory to the Transfer Agent
(which shall include the statements set forth in Section 15.8 hereof) stating that in the opinion of the signers, all conditions precedent, if any, provided for in this Certificate of Designation relating to the proposed action have been complied with; and

         (2)      an Opinion of Counsel in form and substance reasonably satisfactory to the Transfer Agent
(which shall include the statements set forth in Section 15.8 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 15.8.  Statements Required in Certificate.  Each certificate or opinion with respect to
                        ----------------------------------
compliance with a covenant or condition provided for in this Certificate of Designation shall include:

         (1)      a statement that the individual making such certificate or opinion has read such covenant or condition;

         (2)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3)      a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4)      a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                                       35

         SECTION 15.9  Notice.  Any notice or communication given pursuant to this Certificate of Designation
                       ------
shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

         if to the Issuer, to:

         Harborside Healthcare Corporation
         One Beacon Street
         Suite 1100
         Boston, MA 02108
         Attention:  Chief Financial Officer
         Phone:  (617) 646-5400
         Fax:  (617) 646-5454

         with copies to:

         Investcorp International Inc.
         280 Park Avenue, 36 West
         New York, NY 10017
         Attention:  W. Christian McCollum
         Phone:  (212) 599-4700
         Fax:  (212) 983-7073

         Gibson, Dunn & Crutcher LLP
         200 Park Avenue, 48th Floor
         New York, NY 10166
         Attention:  Joerg H. Esdorn
         Phone:  (212) 351-4000
         Fax:  (212) 351-4035

         If to the Transfer Agent, to:

         United States Trust Company of New York
         114 W. 47th Street
         Corporate Trust Administration
         New York, New York  10036
         Phone:  (212) 852-1663
         Fax:  (212) 852-1626

         The Issuer or the Transfer Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.  Any notice or communication mailed to a Holder of
Convertible Exchangeable Preferred Stock shall be mailed to the Holder at the Holder's address as it appears in the stock register of the Issuer and shall be sufficiently given if so mailed within the time prescribed.
Failure to mail a notice or communication to a Holder or any defect in such notice shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                                       36

                                                  ARTICLE 16

                                             TRANSFER RESTRICTIONS

         SECTION 16.1  Convertible Exchangeable Preferred Stock.
                       ----------------------------------------

         (a)      The certificates evidencing the Convertible Exchangeable Preferred Stock shall, unless otherwise agreed to by the Issuer and the Holders of any such certificates, bear a legend substantially to the following effect:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR
PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED
OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO
REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING
TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE ISSUER SUCH CERTIFICATES AND OTHER
INFORMATION AS THE ISSUER MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING
RESTRICTIONS.

         THE SECURITY REPRESENTED BY THIS CERTIFICATE MAY BE AUTOMATICALLY CONVERTED, UPON THE OCCURRENCE OF
CERTAIN EVENTS SPECIFIED IN THE CERTIFICATE OF DESIGNATIONS.  SUCH AUTOMATIC CONVERSION CAN BE ACCOMPLISHED
WITHOUT THIS CERTIFICATE BEING SURRENDERED AND WHETHER OR NOT THE ISSUER GIVES NOTICE OF SUCH AUTOMATIC
CONVERSION.  THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH HOLDER WHO SO REQUESTS A COPY OF THE CERTIFICATE
OF DESIGNATION.

          (b)     The Transfer Agent shall refuse to register any attempted transfer of shares of Convertible
Exchangeable Preferred Stock not in compliance with Section 16.1(a).

         (c)      Notwithstanding the foregoing provisions of this Section 16.1, the restrictions imposed by this Section 16.1 upon the transferability of Convertible Exchangeable Preferred Stock shall cease and terminate when such shares shall no longer be Restricted Securities.  Whenever the restrictions imposed by this Section 16.1 shall terminate as to the Convertible Exchangeable Preferred Stock, the Issuer shall cause to be stamped or otherwise imprinted upon the stock certificate representing such shares of Convertible
Exchangeable Preferred Stock, at the request of the Holder thereof, without expense to the Holder, a legend in substantially the following form:

                                       37

         "The restrictions on transferability of the within stock certificate representing shares of
Convertible Exchangeable Preferred Stock terminated on ___________________, 20__, and are of no further force or effect."

upon delivery by any Holder requesting such stamp or imprint of an opinion of counsel stating that the restrictions upon transfer of such shares of Convertible Exchangeable Preferred Stock are no longer
Restricted Securities, such opinion to be in a form and from counsel reasonably acceptable to the Issuer.
All stock certificates evidencing shares of Convertible Exchangeable Preferred Stock issued upon registration of transfer, division or combination of, or in substitution for, any stock certificate entitled to bear such legend shall have a similar legend thereon.  Whenever the restrictions imposed by this Section 16.1 shall terminate as to any shares of Convertible Exchangeable Preferred Stock, the holder thereof shall be entitled to receive from the Issuer, without expense to the Holder, a new stock certificate not bearing the restrictive legend set forth in this Section 16.1.

         SECTION 16.2  Conversion Shares.
                       -----------------

         (a)      The certificates evidencing Conversion Shares issued upon a conversion of Convertible
Exchangeable Preferred Stock pursuant to Sections 7.3 and 7.4 shall, unless otherwise agreed to by the Issuer and the Holders of any such certificates, bear a legend substantially to the following effect:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR
PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED
OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO
REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING
TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE ISSUER SUCH CERTIFICATES AND OTHER
INFORMATION AS THE ISSUER  MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING
RESTRICTIONS.

         THIS SECURITY IS SUBJECT TO MANDATORY REDEMPTION BY THE ISSUER UPON THE OCCURRENCE OF CERTAIN EVENTS
SPECIFIED IN THE ISSUER'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED.  THE ISSUER WILL FURNISH WITHOUT
CHARGE TO EACH SECURITYHOLDER WHO SO REQUESTS A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS
AND RELATIVE RIGHTS OF EACH CLASS OF STOCK OR SERIES OF STOCK OF THE ISSUER AUTHORIZED TO BE ISSUED, SO FAR
AS THEY HAVE BEEN DETERMINED, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE THE RELATIVE RIGHTS
AND PREFERENCES OF SUBSEQUENT CLASSES OR SERIES.

                                       38

         In addition to such legend, such certificates shall bear any legends required by the Certificate of
Incorporation and by the laws of any state or other jurisdiction.

         (b)      Notwithstanding the foregoing provisions of this Section 16.2, the restrictions imposed by this Section 16.2 upon the transferability of Conversion Shares issued upon conversion of the Convertible
Exchangeable Preferred Stock shall cease and terminate when such shares shall no longer be Restricted
Securities.  Whenever the restrictions imposed by this Section 16.2 shall terminate as to any Conversion
Shares, the Issuer shall cause to be stamped or otherwise imprinted upon the stock certificate representing such Conversion Shares, at the request of the Holder thereof, without expense to the Holder, a legend in substantially the following form:

         "The restrictions on transferability of the within stock certificate representing shares of Class
___ Common Stock terminated on ___________________, 20__, and are of no further force or effect."

upon delivery by any Holder requesting such stamp or imprint of an opinion of counsel stating that the restrictions upon transfer of such Conversion Shares are no longer Restricted Securities, such opinion to be in a form and from counsel reasonably acceptable to the Issuer.  All stock certificates evidencing Conversion
Shares issued upon registration of transfer, division or combination of, or in substitution for, any stock certificate entitled to bear such legend shall have a similar legend thereon.  Whenever the restrictions imposed by this Section 16.2 shall terminate as to any Conversion Shares, the holder thereof shall be entitled to receive from the Issuer, without expense to the Holder, a new stock certificate not bearing the restrictive legend set forth in this Section 16.2.

                                                  ARTICLE 17

                                         BOOK-ENTRY, DELIVERY AND FORM

         SECTION 17.1  The certificates representing the Convertible Exchangeable Preferred Stock will be issued in fully registered form.  Holders of Convertible Exchangeable Preferred Stock will be entitled to receive physical delivery of a physical certificate for their Convertible Exchangeable Preferred Stock
("Certificated Preferred Stock") which shall bear the legend referred to in Section 16.1.  Ownership of
------------------------------
beneficial interests in Certificated Preferred Stock will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Transfer Agent (or the Issuer in the event that no
Person is acting as Transfer Agent) or as provided in Section 17.2, if applicable.

         SECTION 17.2  At the option of a majority in interest of the Holders, the certificates representing the Convertible Exchangeable Preferred Stock may be converted into one or more permanent global Convertible
Exchangeable Preferred Stock certificates in definitive, fully registered form (each a "Restricted Global
                                                                                        ------------------
Preferred Stock Certificate") and be deposited with a custodian for, and registered in the name of a nominee
---------------------------
of, Depositary Trust Company ("DTC").
                               ---

                                       39

Owners of beneficial interests in a Restricted Global Preferred Stock
Certificate will generally not be entitled to receive physical delivery of Certificated Preferred Stock.

         Upon the issuance of the Restricted Global Preferred Stock Certificates, DTC or its custodian will credit, on its internal system, the respective liquidation preference of the individual beneficial interests represented by such Restricted Global Preferred Stock Certificates, to the accounts of Persons who have accounts with such depositary.  Ownership of beneficial interests in a Restricted Global Preferred Stock
Certificate will be limited to Persons who have accounts with DTC ("participants") or Persons who hold
                                                                    ------------
interests through participants.  Ownership of beneficial interests in a Restricted Global Preferred Stock
Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants
(with respect to interests of Persons other than participants).

         So long as DTC, or its nominee, is the registered owner or holder of a Restricted Global Preferred
Stock Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Convertible Exchangeable Preferred Stock represented by such Restricted Global Preferred Stock
Certificate for all purposes under the Certificate of Designation and the Convertible Exchangeable Preferred
Stock.  No beneficial owner of an interest in a Restricted Global Preferred Stock Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under this Certificate of Designation.

         Payments made with respect to the Restricted Global Preferred Stock Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof.  The Issuer will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Restricted Global Preferred Stock Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         If DTC is at any time unwilling or unable to continue as a depositary for the Restricted Global
Preferred Stock Certificates and a successor depositary is not appointed by the Issuer within 90 days, the
Issuer will issue Certificated Preferred Stock, which may bear the legend referred to in Section 16.1 in exchange for the Restricted Global Preferred Stock Certificates.

                                                  ARTICLE 18

                                                  DEFINITIONS

         SECTION 18.1  As used in this Certificate of Designation, the following terms shall have the following meanings:

         "Acquired Debt" means, with respect to any specified Person, (i) Debt of any other Person existing
          -------------
at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified
Person, (ii) Debt incurred by such specified Person, its Restricted Subsidiaries or such other Person for the purpose of financing the acquisition of such other Person or its assets, provided that such other Person becomes or, in the case of an asset purchase, the Person acquiring such assets is, a Restricted Subsidiary,

                                       40

and (iii) Debt secured by a Lien encumbering any asset acquired by such specified Person.

         "Additional Notes" means any additional notes that may be issued under the Indenture.
          ----------------

         "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling
          ---------
or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Voting Stock or (iii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) or (ii) above.  For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "Applicable Premium" means, with respect to a share of Convertible Exchangeable Preferred Stock at
          ------------------
any Redemption Date, the greater of (i) 1.0% of the liquidation preference thereof or (ii) the excess of (A)
the present value at such time of the redemption price of such share of Convertible Exchangeable Preferred
Stock at April 1, 2005 (such redemption price being set forth in the table in Section 5.1(a)), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the liquidation preference of such
Convertible Exchangeable Preferred Stock, if greater.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person, or
          ------------------
any authorized committee of the Board of Directors of such Person.

         "Board Resolution" means a copy of a resolution certified by an officer of the Issuer to have been
          ----------------
duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Transfer Agent.

         "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions
          ------------
in the State of New York or the Commonwealth of Massachusetts are authorized or required by law to close.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of
          ------------------------
the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an
          -------------
association or business entity, any and all shares, interests, participations, rights or other equivalents
(however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any similar participation in profits and losses or equity of a Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully
          ----------------
guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and

                                       41

eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers'
acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $300.0 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors
Service, Inc. ("Moody's") or Standard  Poor's Ratings Services, a division of the McGraw-Hill Companies,
                -------
Inc. ("S&P") and in each case maturing within one year after the date of acquisition, (vi) investment funds
       ---
investing 95% of their assets in securities of the types described in clauses (ii)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and
(viii) Debt with a rating of "A" or higher from S&P or "A2" or higher from Moody's and having a maturity of not more than one year from the date of acquisition.

         "Change of Control" means the occurrence of any of the following events:
          -----------------

         (i)      prior to the first public offering of Voting Stock of the Issuer, any other
         "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that does not include any member of the Initial Control Group has beneficial ownership of more of the total voting power of the Voting Stock of the Issuer than the Initial Control Group (for purposes of this clause (i), the Initial Control Group shall be deemed to beneficially own all Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Initial Control Group beneficially owns (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

         (ii)     following the first public offering of Voting Stock of the Issuer (A) any "person"
         (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more members of the Initial Control Group, is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of more than 40% of the total voting power of the
         Voting Stock of the Issuer and (B) the Initial Control Group "beneficially owns" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Issuer, than such other person and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Issuer (for purposes of this clause
         (ii), such other person shall be deemed to beneficially own all Voting Stock of a specified entity held by a parent entity, if such other person "beneficially owns" (as defined in clause (i) above), directly or indirectly, in the aggregate more than 40% of the voting power of the Voting Stock of such parent entity and the Initial Control Group "beneficially owns" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity); or

                                       42

         (iii)    at any time after the first public offering of Common Stock of the Issuer, any person other than the Initial Control Group (or their designated board members), (A) (I)
         nominates one or more individuals for election to the Board of Directors of the Issuer and
         (II) solicits proxies, authorizations or consents in connection therewith and (B) such number of nominees elected to serve on the Board of Directors in such election and all previous elections after the Issue Date represents a majority of the Board of Directors of the Issuer following such election.

         "Class A Common Stock" means the Class A Common Stock of the Company, par value $0.01 per share.
          --------------------

         "Class B Common Stock" means the Class B Common Stock of the Company, par value $0.01 per share.
          --------------------

         "Class C Common Stock" means the Class C Common Stock of the Company, par value $0.01 per share.
          --------------------

         "Class D Common Stock" means the Class D Common Stock of the Company, par value $0.01 per share.
         ---------------------

         "Commission" means the Securities and Exchange Commission.
          ----------

         "Commodity Hedging Agreements" means any futures contract or other similar agreement or arrangement
          ----------------------------
designed to protect the Issuer or any Restricted Subsidiary against fluctuations in commodities prices.

         "Common Stock" means all shares of Capital Stock of the Issuer, whether or not denominated as
          ------------
"common stock," which are entitled to share ratably in the ordinary dividends of the Issuer or share ratably in the proceeds of any liquidation of the Issuer after the payment of all preferential claims, and shall include, without limitation, the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class D
Common Stock and the No-Class Common Stock of the Issuer authorized on the Issue Date, but excluding the
Convertible Exchangeable Preferred Stock.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net
          ----------------------
Income of such Person for such period (A) plus (without duplication), to the extent deducted in computing such Consolidated Net Income, (i) Consolidated Interest Expense and the amortization of debt issuance costs, commissions, fees and expenses of such Person and its Restricted Subsidiaries for such period, (ii) provision for taxes based on income or profits (including franchise taxes) of such Person and its Restricted
Subsidiaries for such period, (iii) depreciation and amortization expense, including amortization of inventory write-up under APB 16, amortization of intangibles (including goodwill and the non-cash costs of
Interest Rate Agreements, Commodity Hedging Agreements or Currency Agreements, license agreements and non-competition agreements), non- cash amortization of Capital Lease Obligations, and organization costs,
(iv) non-cash expenses related to the amortization of management fees paid on or prior to the Old Issue Date,
(v) expenses and charges related to any equity offering or incurrence of Debt permitted to be incurred by the

                                       43

Indenture (including any such expenses or charges relating to the Recapitalization or the Financial
Restructuring), (vi) the amount of any restructuring charge or reserve (including any such charge or reserve related to the Recapitalization or the Financial Restructuring), (vii) unrealized gains and losses from hedging, foreign currency or commodities translations and transactions, (viii) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP, (ix) any write-downs, write-offs, and other non-cash charges, items and expenses, (x)
the amount of expense relating to any minority interest in a Restricted Subsidiary, and (xi) costs of surety bonds in connection with financing activities, and (B) minus any cash payment for which a reserve or charge of the kind described in clauses (vi), (ix) or (x) of subclause (A) above was taken previously during such period.

         "Consolidated Coverage Ratio" means with respect to any Person for any period, the ratio of the
          ---------------------------
Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Consolidated
Interest Expense of such Person and its Restricted Subsidiaries for such period.  In the event that the
Issuer or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems or repays any Debt (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Consolidated Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Coverage Ratio is made (the "Calculation Date"), then the
                                                                           ----------------
Consolidated Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption,
Guarantee, redemption or repayment of Debt, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four quarter reference period.  For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers and consolidations that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, and discontinued operations determined in accordance with GAAP on or prior to the Calculation Date, shall be given effect on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers and consolidations or discontinued operations (and the reduction or increase of any associated Consolidated Interest Expense and the change in Consolidated Cash Flow resulting therefrom, including because of reasonably anticipated cost savings) had occurred on the first day of the four-quarter reference period.  If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation or determined a discontinued operation, that would have required adjustment pursuant to this definition, then the Consolidated Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation or discontinued operations had occurred at the beginning of the applicable four-quarter period.  For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a financial or accounting officer of the Issuer.  If any Debt to which pro forma effect is given bears interest at a floating rate, the interest expense on such Debt shall be calculated as if the rate in effect on the Calculation Date had been the applicable interest rate for the entire period (taking into account any Interest Rate Agreement in effect on the Calculation Date).  Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capital
Lease Obligation in accordance with GAAP.  Interest on Debt that may optionally be determined at an interest

                                       44

rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without
          -----------------------------
duplication, of (i) the consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging
Obligations relating to Interest Rate Agreements or Currency Agreements with respect to Debt, excluding, however, (A) amortization of debt issuance costs, commissions, fees and expenses, (B) customary commitment, administrative and transaction fees and charges and (C) expenses attributable to letters of credit or similar arrangements supporting insurance certificates issued to customers in the ordinary course of business), (ii)
any interest expense on Debt of another Person that is Guaranteed by or secured by a Lien on assets of such
Person or one of its Restricted Subsidiaries (but only to the extent such Guarantee or Lien has then been called upon), and (iii) cash dividends paid in respect of any Preferred Stock of such Person or any
Restricted Subsidiary of such Person held by Persons other than the Issuer or a Subsidiary, in each case, on a consolidated basis and in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net
          -----------------------
Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary of such Person,
(ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless such restriction with respect to the payment of dividends has been permanently waived, (iii) except for purposes of calculating "Consolidated Cash Flow," the Net Income of any Person
acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP),
(v) to the extent deducted in determining Net Income, the fees, expenses and other costs incurred in connection with the Recapitalization or the Financial Restructuring, including payments to management contemplated by the Recapitalization Agreement, shall be excluded, and (vi) to the extent deducted in determining Net Income, any non-cash charges resulting from any write-up, write-down or write-off of assets, of the Issuer and its Restricted Subsidiaries in connection with the Recapitalization or the Financial
Restructuring, shall be excluded.

                                       45

         "Conversion Shares" means the shares of Class A Common Stock, any shares of No-Class Common Stock
          -----------------
into which Class A Common Stock has been converted pursuant to the Certificate of Incorporation, and/or, as long as permitted by the terms of outstanding Senior Debt, other securities, if any, issuable upon conversion of the Convertible Exchangeable Preferred Stock from time to time.

         "Convertible Exchangeable Preferred Stock" is defined in Section 1.1.
          ----------------------------------------

         "Convertible Security" shall mean any securities convertible into or exercisable or exchangeable
          --------------------
for, and all other options and rights to purchase or subscribe for, Common Stock or other Convertible
Securities, in each case, whether outstanding on the Issue Date or thereafter issued.

         "Credit Facilities" means, with respect to the Issuer, one or more debt facilities (including the
          -----------------
Existing Credit Facility) or commercial paper facilities with banks, insurance companies or other institutional lenders providing for revolving credit loans, term loans, synthetic lease financing, notes, receivables factoring or other financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from or issue securities to such lenders against such receivables)
or letters of credit or other credit facilities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar
          ------------------
agreement or arrangement to which the Issuer or any Restricted Subsidiary is a party or of which it is a beneficiary.

         "Current Market Value" per share of any class of Common Stock of the Issuer at any date shall mean:
          --------------------

                  (1)      if such class of Common Stock is not then (A) registered under the Exchange Act and
         (B) traded on a national securities exchange or on the Nasdaq National Market System, (a) the value of such class of Common Stock, determined in good faith by the Board of Directors of the Issuer and certified in a Board Resolution, taking into account the most recently completed arms-length transaction between the Issuer and a Person other than an Affiliate of the Issuer and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or
         (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of such security as determined by an Independent Financial Expert, provided that, in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the Board of
         Directors, a reasonable determination of value, may be utilized); or

                  (2)(a)   if such class of Common Stock is then (A) registered under the Exchange Act and (B)
         traded on a national securities exchange or on the Nasdaq National Market System, the average of the daily closing sales prices of such class of Common Stock for the 20 consecutive trading days

                                       46

         immediately preceding such date, or (b) if such class of Common Stock has been registered under the
         Exchange Act and traded on a national securities exchange or on the Nasdaq National Market System for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all trading days before such date for which closing sales prices are available, in the case of each of (a) and (b), as certified to the Transfer Agent by the chief executive officer, the president, any executive vice president or the chief financial officer of the Issuer.  The closing sales price of each such trading day shall be the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day.

         "Debt" means, with respect to any Person (without duplication), (i) any indebtedness of such Person,
          ----
whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, which purchase price is due more than six months after the date of placing such property in final service or taking final delivery thereof, or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness
(other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness under clause (i) of other Persons secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) provided that the amount of indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such indebtedness of such other Persons, and (iii) to the extent not otherwise included, the Guarantee by such Person of any Debt under clause (i) of any other Person;
provided, however, that Debt shall not include (a) obligations of the Issuer or any of its Restricted
Subsidiaries arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (x) such obligations are not reflected on the balance sheet of the
Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (x)) and (y) the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value)
actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition, (b) (A)
obligations under (or constituting reimbursement obligations with respect to) letters of credit, performance bonds, surety bonds, appeal bonds, completion guarantees or similar instruments issued in connection with the ordinary course of business conducted by the Issuer, including letters of credit in respect of workers'
compensation claims, security or lease deposits and self-insurance, provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing, and (B) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of day-light overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such obligations are

                                       47

extinguished within three Business Days of incurrence, or (c) retentions in connection with purchasing assets in the ordinary course of business of the Issuer and its Restricted Subsidiaries.  The amount of any Debt outstanding as of any date shall be the lesser of (i) the accreted value thereof and (ii) the principal amount thereof, provided that the amount of Permitted Debt under clause (i) or (ix) of the definition thereof, at the Issuer's election, but without duplication, may be reduced by the principal amount (not to exceed $7.5 million) of the note receivable issued to the Issuer before the Old Issue Date in connection with the leasing of certain nursing home facilities in the State of Connecticut.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security
          ------------------
into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Convertible Exchangeable
Preferred Stock is subject to mandatory redemption as set forth in Section 5.3 hereof; provided, however, that (A) if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its
Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified
Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations, (B) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital
Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Article 9 of this Certificate of Designation, and (C) prior to the consummation of an initial public offering by the Issuer, no class of
Common Stock of the Issuer, whether currently in existence or created after the date hereof, shall constitute
Disqualified Stock solely because it is required to be redeemed to the extent that it does not exercise a right to "tag-along" with a sale of the Issuer's Class D Common Stock, provided that the Issuer is required to issue to the purchaser of such Class D Common Stock a number of shares of any class of Common Stock equal to the number of shares that were redeemed, at a purchase price equal to the redemption price.  For the avoidance of doubt, Convertible Exchangeable Preferred Stock shall not be considered "Disqualified Stock."

         "Dividend Payment Date" means February 1, May 1, August 1 and November 1 of each year.
          ---------------------

         "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.
          ---------------

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital
          ----------------
Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the Securities and Exchange Act of 1934, as amended.
          ------------

         "Exchange Date" means the date on which the Convertible Exchangeable Preferred Stock is exchanged
          -------------
for Exchange Debentures.

                                       48

         "Exchange Debentures" means the Exchange Debentures of the Issuer due 2008 issued in exchange for
          -------------------
the Convertible Exchangeable Preferred Stock and any Exchange Debentures issued as payments in kind interest thereon, provided that (i) such Exchange Debentures have the terms substantially similar to those Exchange
Debentures of the Issuer due 2010 that were to be issued in exchange for the Existing Preferred Stock of the
Issuer and (ii) such Exchange Debentures are convertible on similar terms as the Convertible Exchangeable
Preferred Stock, subject to the same adjustments as the Convertible Exchangeable Preferred Stock.

         "Exchange Debenture Indenture" means the indenture pursuant to which the Exchange Debentures are to
          ----------------------------
be issued as it may from time to time be amended or supplemented.

         "Exchange Debenture Trustee" means the trustee under the Exchange Debenture Indenture, as appointed
          --------------------------
by the Issuer in its discretion.

         "Exchange Offer" means the offer by the Issuer to exchange (i) Notes, warrants to purchase shares of
          --------------
the Issuer's Class A Common Stock and cash for all outstanding Old Notes and (ii) warrants to purchase shares of the Issuer's Class A Common Stock for all outstanding shares of the Issuer's Existing Preferred Stock.

         "Existing Credit Facility" means the collective reference to (a) the Credit Agreement among the
          ------------------------
Issuer and certain Subsidiaries of the Issuer named therein and the financial institutions named therein, any
Credit Documents (as defined therein) and any related notes, collateral documents, letters of credit, participation agreements, guarantees, and other documents part of or relating to the Credit Documents, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), and (b) the Synthetic Lease Facility described in the Credit Agreement, including the Lease between a Subsidiary of the Issuer, as lessee, and the Delaware business trust named therein, as lessor (the
"Lessor"), the Credit Agreement among the Lessor and the financial institutions named therein, the
-------
Participation Agreement among the parties to the Lease, the parties to the Credit Agreement, the Trustee of
Lessor, and the Investors in Lessor, and the additional Operative Agreements described in the Participation
Agreement, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreements or other credit agreements or otherwise).

         "Existing Debt" means Debt of the Issuer and its Restricted Subsidiaries (other than Debt under the
          -------------
Existing Credit Facility) in existence on the Old Issue Date, until such amounts are repaid.

         "Existing Preferred Stock" means the 13 1/2% Exchangeable Preferred Stock of the Issuer, to be
          ------------------------
redesignated and reclassified as the "Redeemable Preferred Stock" at the effective date hereof.

         "Financial Restructuring" means the various transactions contemplated by the Restructuring
          -----------------------
Agreement, including but not limited to the Exchange Offer, the solicitation by the Issuer of consents to

                                       49

amendments to the Old Indenture and the certificate of designation for the Issuer's Existing Preferred Stock and the purchase by certain foreign investors of the Convertible Exchangeable Preferred Stock  and warrants to purchase the Issuer's Class A Common Stock, par value $0.01 per share.

         "Foreign Subsidiary" means any Subsidiary of the Issuer formed under the laws of any jurisdiction
          ------------------
other than the United States or any political subdivision thereof substantially all of the assets of which are located outside of the United States or that conducts substantially all of its business outside of the
United States.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect
          ----
from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles
Board of the American Institute of Certified Public Accountants and statements and pronouncements of the
Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.  All ratios and computations based on GAAP contained in this Certificate of Designation shall be computed in conformity with GAAP as in effect as of the Old Issue
Date.

         "Government Notes" means non-callable direct obligations of, or obligations guaranteed by, the
          ----------------
United States of America for the payment of which guarantee or obligations the full faith and credit of the
United States is pledged.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in
          ---------
the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

         "Guarantors" means, (i) each of the Issuer's Subsidiaries on the first Issue Date, other than the
          ----------
Subsidiary Non Guarantors on such date and (ii) each Restricted Subsidiary that executes and delivers a Note
Guarantee after the first Issue Date, and their respective successors and assigns, in each case until released from its Note Guarantee in accordance with the terms of the Indenture.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under
          -------------------
Interest Rate Agreements, Currency Agreements or Commodity Hedging Agreements.

         "Holder" means with respect to any share of Convertible Exchangeable Preferred Stock, a Person in
          ------
whose name such share of Convertible Exchangeable Preferred Stock is registered in the register for the
Convertible Exchangeable Preferred Stock.

         "Indenture" means the Indenture dated as of May 10, 2001 between the Issuer and United States Trust
          ---------
Company of New York, as Trustee pursuant to which the Notes are issued as it may from time to time be amended or supplemented.

         "Independent Financial Expert" means a nationally recognized independent investment banking,
          ----------------------------
appraisal or accounting firm.

         "Initial Control Group" means Investcorp, its Affiliates, any Person acting in the capacity of an
          ---------------------
underwriter or initial purchaser in connection with a public or private offering of the Issuer's Capital

                                       50

Stock, any employee benefit plan of the Issuer or any of its Subsidiaries or any participant therein, a trustee or other fiduciary holding securities under any such employee benefit plan or any Permitted
Transferee of any of the foregoing Persons.

         "Initial Dividend Period" means the dividend period commencing on the Issue Date and ending on the
          -----------------------
day before the first Dividend Payment Date to occur thereafter.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement,
          -----------------------
repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the
Issuer or any Restricted Subsidiary against fluctuations in interest rates.

         "Investcorp" means Investcorp S.A. and certain affiliates thereof.
          ----------

         "Investment Grade Securities" means (i) securities issued or directly and fully guaranteed or
          ---------------------------
insured by the United States government or any agency or instrumentality thereof (other than Cash
Equivalents) having maturities of not more than one year from the date of acquisition, (ii) debt securities or debt instruments with a rating of BBB or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries having maturities of not more than one year from the date of acquisition, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii), which fund may also hold immaterial amounts of cash pending investment and/or distribution.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons
          -----------
(including Affiliates) in the forms of direct or indirect loans (including guarantees of Debt or other obligations, but excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advances or capital contributions (excluding commission, travel, payroll, entertainment, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities.  If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the
Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the third to last paragraph of Section 9.2.

         "Issue Date" means, with respect to any series of Convertible Exchangeable Preferred Stock, the date
          ----------
on which such series of Convertible Exchangeable Preferred Stock is originally issued.  Unless otherwise specified, "Issue Date" means the Issue Date of the Series A Convertible Exchangeable Preferred Stock.

         "Issuer" means Harborside Healthcare Corporation, a Delaware corporation, and any successor.
          ------

                                       51

         "Junior Equity Interests" means Junior Securities or warrants, options or other rights to acquire
          -----------------------
Junior Securities (but excluding any debt security that is convertible into, or exchangeable for, Junior
Securities).

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or
          ----
encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

         "Net Income" means, with respect to any Person and any period, the net income (or loss) of such
          ----------
Person for such period, determined in accordance with GAAP and before any reduction in respect of Preferred
Stock dividends, excluding, however, (i) any extraordinary or non-recurring gains or losses or charges and gains or losses (including any losses relating to the Financial Restructuring) or charges from the sale of assets outside the ordinary course of business, together with any related provision for taxes on such gain or loss or charges and (ii) deferred financing costs written off in connection with the early extinguishment of
Debt; provided, however, that Net Income shall be deemed to include any increases during such period to shareholder's equity of such Person attributable to tax benefits from net operating losses and the exercise of stock options that are not otherwise included in Net Income for such period.

         "No-Class Common Stock" means the class of common stock designated as "Common Stock" of the Company,
          ---------------------
par value $.01 per share.

         "Note Guarantee" means the Guarantee by each Guarantor of the Issuer's Obligations under the Notes.
          --------------

         "Notes" means the 12% Senior Subordinated Discount Notes Due 2007 issued by the Issuer.
          -----

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements,
          -----------
damages, guarantees and other liabilities payable under the documentation governing any Debt, in each case whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors
(including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

         "Offer to Exchange" means the Offering Memorandum and Consent Solicitation Statement dated April 6,
          -----------------
2001 of the Issuer, relating to the Exchange Offer.

         "Officers" means any of the following:  Chairman, President, Chief Executive Officer, Treasurer,
          --------
Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice
President, Secretary, Assistant Secretary or any other officer reasonably acceptable to the Transfer Agent.

         "Officers' Certificate" means a certificate signed by two Officers.
          ---------------------

                                       52

         "Old Indenture" means that certain indenture, dated as of July 31, 1998, between HH Acquisition
          -------------
Corp., as predecessor to the Issuer, and United States Trust Company of New York, as Trustee (as amended by the First Supplemental Indenture, dated as of August 11, 1998, among the Issuer, the subsidiaries of the
Issuer listed on the signature pages thereto and the Trustee and by the Second Supplemental Indenture, dated as of May 10, 2001, among the Issuer, the subsidiaries of the Issuer listed on the signature pages thereto and the Trustee).

         "Old Issue Date" means July 31, 1998.
          --------------

         "Old Notes" means the Issuer's 11% Senior Subordinated Discount Notes issued pursuant to the Old
          ---------
Indenture.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the
          ------------------
Transfer Agent.  The counsel may be an employee of or counsel to the Issuer or the Transfer Agent.

         "Permitted Investments" means (a) any Investment in the Issuer or in a Restricted Subsidiary
          ---------------------
(including in any Equity Interests of a Restricted Subsidiary); (b) any Investment in cash, Cash Equivalents or Investment Grade Securities; (c) any Investment by the Issuer or any Restricted Subsidiary of the Issuer
in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or (ii) such
Person, in one transaction or a series of substantially concurrent related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary; (d) any securities or other assets received or other
Investments made as a result of the receipt of non-cash consideration from an asset sale that was made in connection with any other disposition of assets not constituting an asset sale; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;
(f) loans or advances to employees (or guarantees of third party loans to employees) in the ordinary course of business; (g) stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts (whether pursuant to a plan of reorganization or similar arrangement); (h) receivables owing to the Issuer or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including such concessionary terms as the Issuer or such Restricted Subsidiary deems reasonable); (i) any Investment existing on the Old Issue Date or made pursuant to legally binding written commitments in existence on the Old Issue Date; (j) Investments in Interest Rate Agreements, Currency Agreements and Commodity Hedging Agreements otherwise permitted under this Certificate of Designation; and (k) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (k) that are at that time outstanding, not to exceed 15.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

         "Permitted Refinancing Debt" means any Debt of the Issuer or any of its Restricted Subsidiaries
          --------------------------
issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Issuer or any of its Restricted Subsidiaries incurred in compliance with this
Certificate of Designation; provided that:  (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value, if applicable),

                                       53

plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable premium and fees and expenses incurred in connection therewith); (ii) in the case of term Debt, (1) principal payments required under such Permitted Refinancing Debt have a Stated Maturity no earlier than the earlier of (A) the Stated Maturity of those under the Debt being refinanced and (B) the maturity date of the Exchange Debentures and (2) such Permitted Refinancing Debt has a Weighted Average Life to Maturity equal to or greater than the lesser of the Weighted Average Life to Maturity of the Debt being extended, refinanced, renewed, replaced, defeased or refunded and the Weighted Average Life to Maturity of the Exchange Debentures; (iii) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Exchange Debentures, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the
Exchange Debentures on terms at least as favorable to the Holders of Exchange Debentures as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded;
and (iv) such Debt is incurred either by the Issuer or by its Restricted Subsidiary who is the obligor on the
Debt being extended, refinanced, renewed, replaced, defeased or refunded.  The Issuer may Incur Permitted
Refinancing Debt not more than six months prior to the application of the proceeds thereof to repay the Debt to be refinanced; provided that upon the Incurrence of such Permitted Refinancing Debt, the Issuer shall provide written notice thereof to the Exchange Debenture Trustee, specifically identifying the Debt to be refinanced with Permitted Refinancing Debt.

         "Permitted Transferee" means, with respect to any Person, (i) any other Person, directly or
          --------------------
indirectly, controlling or controlled by or under direct or indirect common control with such specified
Person, (ii) the spouse, former spouse, lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person, (iii) a trust, the beneficiaries of which, or a corporation or partnership or limited liability company, the stockholders, general or limited partners or members of which, include only such Person or his or her spouse, lineal descendants or heirs, in each case to whom such Person has transferred, or through which it holds, the beneficial ownership of any securities of the Issuer and (iv) any investment fund or investment entity that is a subsidiary of such Person or a
Permitted Transferee of such Person.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture,
          ------
association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock" means, with respect to any Person, any Capital Stock of such Person (however
          ---------------
designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital
Stock of any other class of such Person.  With respect to the Issuer, "Preferred Stock" includes the
Convertible Exchangeable Preferred Stock.

         "Preferred Equity Interests" means Preferred Stock and all warrants, options or other rights to
          --------------------------
acquire Preferred Stock (but excluding any debt security that is convertible into, or exchangeable for,
Preferred Stock).

                                       54

         "Preferred Stock Registration Rights Agreement" means (i) with respect to the Series A Convertible
          ---------------------------------------------
Exchangeable Preferred Stock, the Preferred Stock Registration Rights Agreement dated May 10, 2001 between the Issuer and certain Holders of Series A Convertible Exchangeable Preferred Stock, as the same may be amended or supplemented from time to time and (ii) with respect to any other series of Convertible
Exchangeable Preferred Stock, any registration rights agreement applicable to such series.

         "Quarterly Dividend Period" means the quarterly period commencing on each February 1, May 1, August
          -------------------------
1 and November 1 and ending on the day before the following Dividend Payment Date.

         "Recapitalization" means the recapitalization of the Issuer pursuant to the Recapitalization
          ----------------
Agreement and the financing transactions related thereto.

         "Recapitalization Agreement" means the Agreement and Plan of Merger dated as of April 15, 1998 by
          --------------------------
and between HH Acquisition Corp. and the Issuer, as amended.

         "Redemption Date" with respect to any shares of Convertible Exchangeable Preferred Stock, means the
          ---------------
date on which such shares of Convertible Exchangeable Preferred Stock are redeemed by the Issuer.

         "Restricted Investment" means an Investment other than a Permitted Investment.
          ---------------------

         "Restricted Securities" shall have that meaning ascribed to such term in Rule 144(a)(3) of the
          ---------------------
Securities Act.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an
          ---------------------
Unrestricted Subsidiary.

         "Restructuring Agreement" means that certain Agreement, dated as of March 13, 2001, among the
          -----------------------
Issuer, Investcorp and certain holders of the Issuer's Old Notes and the Issuer's Existing Preferred Stock.

         "Securities Act" means the Securities Act of 1933, as amended.
          --------------

         "Senior Debt" means (i) all Debt of the Issuer outstanding under the Existing Credit Facility and
          -----------
all Hedging Obligations with respect thereto, (ii) all Debt represented by the Notes (including any
Additional Notes), (iii) any other Debt (including Acquired Debt) permitted to be incurred by the Issuer under the terms of this Certificate of Designation, unless the instrument under which such Debt is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Exchange
Debentures, and (iv) all Obligations with respect to the foregoing.  Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (v) any liability for federal, state, local or other taxes owed or owing by the Issuer, (w) any Debt of the Issuer to any of its Subsidiaries, officers, employees or other Affiliates (other than Debt under any Credit Facility to any such Affiliate), (x) any trade payables,
(y) that portion of Debt incurred in violation of Article 10 (but as to any such Debt under any Credit
Facility, such violation shall be deemed not to exist for purposes of this clause (y) if the lenders have obtained a representation from a Senior Officer of the Issuer to the effect that the issuance of such Debt

                                       55

does not violate such Article 10) or (z) any Debt or obligation of the Issuer which is expressly subordinated in right of payment to any other Debt or obligation of the Issuer including any Subordinated Debt of the
Issuer.  For the avoidance of doubt, the Notes will constitute "Senior Debt" under the Old Indenture and, therefore, will be senior in right of payment to the Old Notes.

         "Senior Officer" means the Chief Executive Officer or the Chief Financial Officer of the Issuer.
          --------------

         "Series A Convertible Exchangeable Preferred Stock" is defined in Section 1.1.
          -------------------------------------------------

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in
          ----------------------
Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Old Issue Date.

         "Specified Affiliate Payments" means:
          ----------------------------

         (i)      the repurchase, redemption or other acquisition or retirement for value of any Equity
Interests of the Issuer or any Restricted Subsidiary of the Issuer, held by any future, present or former employee, director, officer or consultant of the Issuer (or any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement, put agreement, stockholder agreement or similar agreement that may be in effect from time to time; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $3.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum amount of repurchases, redemptions or other acquisitions pursuant to this clause (i)
(without giving effect to the immediately following proviso) of $10.0 million in any calendar year) and no payment default on Senior Debt or the Exchange Debentures shall have occurred and be continuing; provided further that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Issuer (including by way of capital contribution) since the Old Issue Date from the sale of Equity Interests of the Issuer to employees, directors, officers or consultants of the Issuer or its
Subsidiaries that occurs in such calendar year (it being understood that such cash proceeds shall be excluded from clause (c)(ii) of Section 9.1 plus (B) the cash proceeds from key man life insurance policies received by the Issuer and its Restricted Subsidiaries in such calendar year (including proceeds from the sale of such policies to the person insured thereby); and provided, further, that cancellation of Debt owing to the Issuer from employees, directors, officers or consultants of the Issuer or any of its Subsidiaries in connection with a repurchase of Equity Interests of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this Certificate of Designation;

         (ii)     repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants as a result of the payment of all or a portion of the exercise price of such options or warrants with Equity
Interests;

         (iii)    payments by the Issuer to shareholders or members of management of the Issuer and its
Subsidiaries in connection with the Recapitalization; and

         (iv)     payments or transactions permitted under clause (5) of Section 12.2.

                                       56

         "Stated Maturity" means, with respect to any installment of interest on or principal of, or any
          ---------------
other amount payable in respect of, any series of Debt, the date on which such interest, principal or other amount was scheduled to be paid in the documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, principal or other amount prior to the date scheduled for the payment thereof.

         "Subordinated Debt" means any Debt of the Issuer (whether outstanding on the Issue Date or
          -----------------
thereafter incurred) that is subordinate or junior in right of payment to the Exchange Debentures pursuant to written agreement.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business
          ----------
entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other
Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).  Unless the context otherwise requires, "Subsidiary" refers to a Subsidiary of the Issuer.

         "Subsidiary Non-Guarantors" means (i) each of the Subsidiaries of the Issuer on the first Issue Date
          -------------------------
that do not issue or are released from a Note Guarantee, (ii) each Unrestricted Subsidiary, and (iii) each
Restricted Subsidiary formed or acquired after the first Issue Date that does not execute and deliver or is released from a Note Guarantee.

         "Time of Determination" means (i) in the case of any distribution to existing shareholders to which
          ---------------------
Section 7.4(c) applies, the time and date of the determination of shareholders entitled to receive such securities or property, or (ii) in the case of any other issuance and sale to which Section 7.4(b) or 7.4(c)
applies, the time and date of such issuance or sale.

         "Total Assets" means, at any time, the total consolidated assets of the Issuer and its Restricted
          ------------
Subsidiaries at such time.

         "Transfer Agent" means (i) United States Trust Company of New York, until a successor is appointed
          --------------
by the Issuer or replaces it and, thereafter, means the successor or (ii) any exchange agent appointed by the
Issuer for purposes of Article 7 or 8, as applicable.

         "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury
          -------------
securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical
Release H. 15(519) which has become publicly available at least two Business Days prior to the Redemption
Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to April 1, 2005, provided, however, that if the period from the Redemption Date to April 1, 2005 is not equal to the constant maturity of a United States
Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United
States Treasury securities for which such yields are given, except that if the period from the Redemption

                                       57

Date to April 1, 2005 is less than one year, the weekly average yield on actually traded United States
Treasury securities adjusted to a constant maturity of one year shall be used.

         "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as
          -----------------------
an Unrestricted Subsidiary pursuant to a board resolution, and (ii) any Subsidiary of an Unrestricted
Subsidiary; but in the case of any Subsidiary referred to in clause (i) (or any Subsidiary of any such
Subsidiary) only to the extent that such Subsidiary:  (a) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such
Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer; and (b) except in the case of a Foreign Subsidiary, is a Person with respect to which neither the
Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such
Person to achieve any specified levels of operating results.  Any such designation by the Board of Directors shall be evidenced to the Exchange Debenture Trustee by filing with the Exchange Debenture Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Article 9.  If, at any time, any Unrestricted Subsidiary referred to in clause (ii) of the first sentence of this definition
(or any Subsidiary thereof) would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Certificate of Designation and any Debt of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Debt is not permitted to be incurred as of such date under Article 10, the Issuer shall be in default of such Article).  The Board of Directors of the Issuer may at any time designate any
Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Debt by a Restricted Subsidiary of the Issuer of any outstanding Debt of such Unrestricted
Subsidiary and such designation shall only be permitted if (i) such Debt is permitted under Article 10 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Voting Rights Triggering Event would be in existence following such designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the
          ------------
time entitled to vote in the election of the Board of Directors of such Person, excluding, however,
Convertible Exchangeable Preferred Stock.

         " Warrants" means those Series A Warrants issued pursuant to the Series A Warrant Agreement between
          ---------
the Issuer and United States Trust Company of New York as warrant agent and those Series B Warrants issued to the Series B Warrant Agreement between the Issuer and United States Trust Company of New York as warrant agent, all of which were issued on the Issue Date, and each initially entitling the holder thereof to purchase one share of Class A Common Stock of the Issuer.

         "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years
          ---------------------------------
obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including

                                       58

payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Debt.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all
          ----------------------------------
of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

         SECTION 18.2  Rules of Construction.  For the purposes of this Certificate of Designation (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the word "including" and words of similar import shall mean "including, without limitation," (iii) a word has the meaning assigned to it, (iv) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP, and (v) "or" is not exclusive.

                                       59

         IN WITNESS WHEREOF, Harborside Healthcare Corporation has caused this Certificate of Designation to be signed by William H. Stephan, its Chief Financial Officer, on the date and year first above written.
                                                     HARBORSIDE HEALTHCARE CORPORATION

                                                     By ___/s/ William H. Stephan_______
                                                           ----------------------
                                                     Name:  William H. Stephan
                                                     Title:  Chief Financial Officer